UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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OCZ TECHNOLOGY GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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June 28, 2012

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders on Monday, August 13, 2012 at 9:00 a.m., local time. The meeting will be held at OCZ’s principal executive offices located at 6373 San Ignacio Avenue, San Jose, CA 95119. The meeting will commence with a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders followed by presentations and a report on our operations.

The Notice of Annual Meeting of Stockholders and the Proxy Statement, which more fully describe the formal business to be conducted at the meeting, follow this letter. A copy of our Annual Report to Stockholders is also enclosed for your information.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. After reading the proxy statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope provided. Alternatively, you may vote your shares via a toll-free telephone number or over the Internet. Instructions regarding all three methods of voting are provided on the proxy card. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely yours,

Ryan M. Petersen

President and Chief Executive Officer

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 13, 2012

The 2012 annual meeting of stockholders of OCZ Technology Group, Inc., a Delaware corporation, will be held on Monday, August 13, 2012 at 9:00 a.m., local time, at OCZ’s principal executive offices located at 6373 San Ignacio Avenue, San Jose, CA 95119, for the following purposes:

1.	To elect Russell J. Knittel as a Class III director, to hold office for a three-year term and until his respective successor is elected and qualified.

2.	To approve our 2012 Equity Compensation Plan.

3.	To approve, on a non-binding, advisory basis, the compensation of our executive officers.

4.	To ratify the appointment of Crowe Horwath LLP as our independent auditors for the fiscal year ending February 28, 2013.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Directors (the “Board”) recommends a vote FOR Items 1, 2, 3, and 4. Stockholders of record at the close of business on June 18, 2012 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 6373 San Ignacio Avenue, San Jose, CA 95119.

By order of the Board of Directors,

Arthur F. Knapp, Jr.

Corporate Secretary

June 28, 2012

IMPORTANT: Please vote your shares via telephone or the Internet, as described in the accompanying materials, to assure that your shares are represented at the meeting, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 13, 2012: Financial and other information concerning OCZ Technology Group, Inc. is contained in our Annual Report to Stockholders for the fiscal year ended February 29, 2012. A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders, may be viewed at http://www.edocumentview.com/OCZ.

OCZ TECHNOLOGY GROUP, INC.

6373 SAN IGNACIO AVENUE

SAN JOSE, CA 95119

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of OCZ Technology Group, Inc., a Delaware corporation, of proxies to be used at our annual meeting of stockholders to be held on August 13, 2012 (the “2012 Annual Meeting”) or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and related materials are first being mailed to stockholders on or about July 3, 2012. References in this Proxy Statement to the “Company,” “we,” “our,” “us” and “OCZ” are to OCZ Technology Group, Inc. and to the “annual meeting” are to the 2012 Annual Meeting. When we refer to the Company’s fiscal year, we mean the annual period ending on February 29, 2012. This Proxy Statement covers our fiscal year 2012, which was from March 1, 2011 through February 29, 2012.

SOLICITATION AND VOTING

Record Date

The Board has fixed the close of business on June 18, 2012 as the record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of the record date, we had 67,636,033 shares of common stock outstanding and entitled to vote, held by approximately 89 stockholders of record.

Quorum

A majority of the shares of common stock issued and outstanding as of the record date must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for the limited purposes of determining the presence of a quorum.

Vote Required

Proposal 1: Elect one director.

The director nominee receiving the highest number of “FOR” votes will be elected as director. This number is called a plurality. Failing to vote or voting your proxy to withhold authority for the director nominee will have no effect on the election of directors. Broker non-votes will also have no effect on this proposal.

Proposal 2: Approve our 2012 Equity Compensation Plan.

This proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal at the meeting. If you submit a properly executed proxy card or use the Internet or telephone to indicate “ABSTAIN” with respect to this proposal, your vote will not be counted as cast. Similarly, a broker non-vote on this proposal will not be counted as a vote cast. Accordingly, abstentions and broker non-votes will have no legal effect on whether this matter is approved.

Proposal 3: To approve on an advisory basis our executive compensation.

If the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal at the meeting, stockholders will have approved our executive compensation on a non-binding basis. If you submit a properly executed proxy card or use the Internet or telephone to indicate “ABSTAIN” with respect to this proposal, your vote will not be counted as cast. Similarly, a broker non-vote with respect to this proposal will not be counted as a vote cast. Accordingly, abstentions and broker non-votes will have no legal effect on whether this matter is approved.

Proposal 4: Ratify the appointment of Crowe Horwath LLP as our independent auditor firm for fiscal 2013.

Stockholder approval for the appointment of our independent auditor is not required, but the Board is submitting the selection of Crowe Horwath LLP for ratification in order to obtain the views of our stockholders. This proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal at the meeting, including those voted by proxy card, Internet and telephone. If you submit a properly executed proxy card or use the Internet or telephone to indicate “ABSTAIN” on this proposal, your vote will not be counted as cast. Accordingly, abstentions will have no effect on whether this matter is approved. Broker non-votes will also have no effect on this proposal. If the appointment of Crowe Horwath is not ratified, the Audit Committee will reconsider its selection.

How will voting on “any other business” be conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the annual meeting other than the proposals described in this Proxy Statement. If any other business is properly presented at the 2012 Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.

Voting of Proxies

Holders of shares of common stock are entitled to cast one vote per share on all matters submitted to a vote of stockholders. All shares of common stock represented by properly executed proxies received before or at the meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on a properly executed proxy card, the shares will be voted as the Board recommends on each proposal.

Stockholders whose shares are registered in their own names may vote (1) by returning a proxy card, (2) via the Internet or (3) by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth in the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow the stockholder to vote his or her shares and confirm that his or her voting instructions have been properly recorded. If you do not wish to vote via the Internet or telephone, please complete, sign and return the proxy card in the self-addressed, postage paid envelope provided.

If your shares are held in an account at a brokerage firm or bank it is considered the stockholder of record for purposes of voting at the meeting. If you received a proxy card, those shares held in street name were not included in the total number of shares listed as owned by you on the proxy card. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account. You should follow the voting instructions provided by your bank or broker. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

A “broker non-vote” generally occurs when you fail to provide your broker with voting instructions and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the rules of the New York Stock Exchange applicable to its member brokers. Those rules apply even though our common stock is listed on NASDAQ. Broker non-votes are not counted as votes cast on a proposal, but the shares represented at the meeting by an executed proxy to which such non-votes relate are counted as present for the limited purpose of determining a quorum at the annual meeting. The proposal to ratify the appointment of Crowe Horwath LLP as our independent auditors is considered a routine matter under current applicable rules. The election of directors, the proposal to approve our 2012 Equity Compensation Plan, and the vote on executive compensation are not considered to be routine matters.

Votes submitted by telephone or via the Internet must be received by 1:00 a.m., Eastern Time, on August 13, 2012. Submitting your proxy by returning a properly completed proxy card, by telephone or via the Internet will not affect your right to vote in person should you decide to attend the 2012 Annual Meeting.

A stockholder who delivers an executed proxy has the power to revoke his or her proxy at any time before it is exercised by (i) executing and delivering to the Corporate Secretary of OCZ, at 6373 San Ignacio Avenue, San Jose, CA 95119, a written instrument revoking the proxy or a duly executed proxy with a later date, or (ii) by attending the 2012 Annual Meeting and voting in person. Attendance at the meeting will not in and of itself constitute revocation of a proxy.

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by our officers, directors and employees. No additional compensation will be paid to officers, directors or employees for such solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have a classified Board consisting of two Class I directors, two Class II directors and one Class III director. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

The term of the Class III director will expire on the date of the upcoming annual meeting. Accordingly, one individual will be elected to serve as a Class III director of the Board at the 2012 Annual Meeting. Management’s nominee for election by the stockholders to this position is the current Class III member of the Board, namely, Russell J. Knittel. If elected, the nominee will serve as a director until our annual meeting of stockholders in 2015 and until his successor is elected and qualified. If the nominee declines to serve or become unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. The proxies cannot vote for more than one person.

If a quorum is present, the nominee for Class III director receiving the highest number of votes will be elected as a Class III director. Withholding authority for the nominee will have no effect on the vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE NOMINEE NAMED ABOVE.

Directors

The following table sets forth as of June 14, 2012 information regarding our directors, including the nominee for Class III director to be elected at this meeting.

NAME	POSITION(S) WITH OCZ	AGE	DIRECTOR SINCE

Class I Directors Whose Terms Expire at the 2013 Annual Meeting of Stockholders:
Ryan M. Petersen	President, Chief Executive Officer and Director	37	2002
Adam J. Epstein (1)	Lead Director	46	2010
Class II Directors Whose Terms Expire at the 2014 Annual Meeting of Stockholders:
Richard L. Hunter (2)	Director	59	2010
Ralph Schmitt (3)	Director	51	2011
Class III Directors Whose Term Expires at the 2012 Annual Meeting of Stockholders:
Russell J. Knittel (4)	Director	62	2010

(1)	Member of Audit and Compensation Committees; Chairman of Nominating and Governance Committee.
(2)	Member of Audit and Nominating and Governance Committees; Chairman of Compensation Committee.
(3)	Member of Audit, Nominating and Governance, and Compensation Committees.
(4)	Member of Compensation and Nominating and Governance Committees; Chairman of Audit Committee.

Ryan M. Petersen has served as Chief Executive Officer and a member of our Board since founding OCZ in 2002. Mr. Petersen is the inventor or co-inventor of much of our proprietary technology. Just as OCZ’s corporate evolution from cottage memory overclocking to enterprise class solid state drives has been atypical, Mr. Petersen’s path from an aspiring musician and youthful indiscretions to a storage technology pioneer has been similarly unique. He started as an employee at Micron Technology, Inc., and thereafter became an entrepreneur and self-taught innovator in the field of semiconductor enhancement. Mr. Petersen is an active member of JEDEC, the technical standards body. Our Board has concluded that Mr. Petersen should serve as a director based on his experience and insight as one of our founders and as our Chief Executive Officer.

Adam J. Epstein has served as a director of OCZ since March 2010 and lead director since March 2012. Mr. Epstein is the founding principal of Third Creek Advisors, LLC (“TCA”), a special advisor to boards of small-cap companies and investment funds in connection with corporate finance and capital markets. Prior to founding TCA in 2010, from 2003 to 2009, Mr. Epstein was a co-founder and principal at Enable Capital Management, LLC, an investment firm that provides growth financing to publicly-traded companies. Mr. Epstein previously held managerial roles with Enable Capital, LLC, Surge Components, Inc., MailEncrypt.com, Inc., Tickets.com, Inc., and Achilles’ Wheels, Inc. Mr. Epstein started his career as an attorney at the law firm of Brobeck, Phleger & Harrison. He received a J.D. from Boston University, and bachelor’s degree, cum laude, from Vassar College.

Richard L. Hunter has served as a director of OCZ since March 2010 and has been a partner with Daylight Partners, a venture capital firm since 2008. He is also on the board of three private companies. From 1998 to 2008, Mr. Hunter was with Dell, Inc., a computer manufacturer and services company, where he most recently served as Vice President of Consumer Technical Support and Customer Service and was responsible for managing over 14,000 customer service agents. For seven years, Mr. Hunter led Dell’s Americas manufacturing operations and was responsible for five manufacturing plants, five distribution centers, supply chain management and logistics. Mr. Hunter previously served in managerial roles with Matco Electronics, Texas Instruments, Incorporated, Ericcson/General Electric, Ryan Homes, Exide Electronics and General Electric Company. Mr. Hunter received a bachelor’s degree in mechanical engineering from Georgia Tech.

Russell J. Knittel has served as a director of our company since June 2010. Mr. Knittel served as Interim President and Chief Executive Officer of Synaptics Incorporated from October 2010 until September 2011, as Executive Vice President of Synaptics from July 2007 until October 2010, as Chief Financial Officer and Secretary of Synaptics from April 2000 until September 2009, and as Chief Administrative Officer and Treasurer of Synaptics from November 2001 until September 2009. Mr. Knittel served as Senior Vice President of Synaptics from November 2001 until being named Executive Vice President in July 2007. Mr. Knittel is a director of Synaptics, a leading worldwide developer and supplier of custom-designed human interface solutions that enable people to interact more easily and intuitively with a wide variety of mobile computing, communications, entertainment, and other electronic devices and whose stock is listed on the Nasdaq Global Select Market. Mr. Knittel is a director of MarineMax, Inc., the nation’s largest recreational boat retailer, whose stock is traded on the New York Stock Exchange. Mr. Knittel also serves as a director of Source Photonics, a privately held company. Mr. Knittel holds a Bachelor of Arts degree in accounting from California State University Fullerton and an M.B.A. from San Jose State University.

Ralph Schmitt has served as a director of OCZ since April 2011 and has served as President and Chief Executive Officer of PLX Technology, Inc., a global provider of semiconductor-based connectivity solutions primarily targeting the enterprise and consumer markets since 2008. He has also chaired the GSA Emerging Company Council since 2010. During 2008, he consulted with a variety of venture capitalists, and acted as Chief Executive Officer of Legend Silicon, a privately funded Chinese terrestrial digital TV semiconductor company. From 2005 through 2007, Mr. Schmitt was Chief Executive Officer of Sipex, an analog semiconductor company that merged with Exar in 2007, where he was appointed Chief Executive Officer. From 1999 to 2005, Mr. Schmitt was executive vice president of Sales, Marketing, and Business Development for Cypress Semiconductor where he led sales growth to more than $1 billion while also overseeing the acquisition and integration of numerous companies. Mr. Schmitt serves on the board of PLX Technology, Inc. and has served on the boards at Cypress subsidiaries and other privately-held semiconductor and systems companies. Mr. Schmitt holds a B.S.E.E. from Rutgers University.

Executive Officers

Set forth below are the names, ages, tenure with us, and positions of those persons who are our executive officers.

Name	Age	Position(s)	Officer Since
Ryan M. Petersen	37	President, Chief Executive Officer and Director	2002
Arthur F. Knapp, Jr.	63	Chief Financial Officer	2010
Alex Mei	36	Executive Vice President, Chief Marketing Officer	2004
Richard Singh	51	Chief Sales Officer	2010

Mr. Petersen’s information is set forth above.

Arthur F. Knapp, Jr. has served as Chief Financial Officer since December 2010. He also served as our Chief Financial Officer from November 2005 to March 2009, served as our Vice President of Finance from March 2009 to October 2010 and served as our Interim Chief Financial Officer from October 2010 to December 2010. Mr. Knapp previously served as Chief Financial Officer at publicly-held high-tech companies such as Duquesne Systems, Inc., LEGENT Corporation, Boole & Babbage Inc., and Calico Commerce, Inc. Mr. Knapp also spent 10 years in public accounting, and is a CPA/CMA. Mr. Knapp holds a B.S. in Accounting from Penn State University.

Alex Mei has served as our Executive Vice President and Chief Marketing Officer since February 2006 responsible for our branding, product launches, channel support, and public relations. From October 2004 to February 2006, Mr. Mei served as our Senior Vice President of Marketing. Mr. Mei also served as one of our directors from April 2007 to July 2009. From 1999 to 2003, Mr. Mei served as Global Marketing Manager of First International Computer Inc. Mr. Mei holds a B.S. in Marketing Management from California Polytechnic State University, San Luis Obispo.

Richard Singh has served as our Chief Sales Officer since March 2011. He served as our Senior Vice President of Worldwide Sales from July 2010 to February 2011. Mr. Singh previously served as the Senior Vice President of Worldwide Sales at OCZ from April 2005 through December 2007. Mr. Singh’s extensive sales background includes storage related companies such as Samsung’s storage division, Toshiba Disk Products Division and Seagate Technology. Mr. Singh has also held sales management positions in other technology companies, including Corsair Memory Inc. and On-Stream Data. He attended USC’s School of Film and graduated from California State University, Chico with a B.S. in Business.

None of our directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding.

CORPORATE GOVERNANCE

Director Independence

In determining whether or not a director or director nominee is independent, the Board uses the standards for director independence pursuant to Nasdaq Capital Market listing standards. Our Board concluded that Messrs. Adam J. Epstein, Richard L. Hunter, Russell J. Knittel and Ralph Schmitt, all of whom are current non-employee directors, are independent directors under Nasdaq Capital Market rules.

The independent directors meet in executive sessions without the presence of the non-independent directors or members of our management each time the Board holds its regularly scheduled meetings.

Meetings of the Board of Directors and Committees

The Board held twelve meetings during the fiscal year ended February 29, 2012. The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. During our last fiscal year, each of our then serving directors attended at least 75% of the total number of meetings of the Board and of all of the committees of the Board on which such director served during that period. Our Board may, from time to time, establish other committees. The composition and responsibilities of each of our standing committees are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

The following table sets forth the three standing committees of our Board and the current members of each such committee:

Name of Director	Audit	Compensation	Nominating and Governance
Ryan M. Petersen	—	—	—
Adam J. Epstein	Member	Member	Chairman
Richard L. Hunter	Member	Chairman	Member
Russell J. Knittel	Chairman	Member	Member
Ralph Schmitt	Member	Member	Member

Audit Committee

The Audit Committee oversees our corporate accounting and financial reporting process and assists the Board in monitoring our financial systems and our legal regulatory compliance. The current members of the Audit Committee are Messrs. Adam J. Epstein, Richard L. Hunter, Russell J. Knittel and Ralph Schmitt. Each of the members of the Audit Committee is independent for purposes of the Nasdaq Capital Market listing standards as they apply to audit committee members and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board has determined that Mr. Knittel qualifies as an audit committee financial expert under the rules of the Securities and Exchange Commission (the “SEC”).

The functions of the Audit Committee include retaining and discharging our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies, reviewing the results of our annual audits, our quarterly financial statements and our publicly filed reports and preparing our Audit Committee Report if required by any government agency. The Audit Committee has adopted a written charter approved by the Board, which is available on OCZ’s website at http://www.ocztechnology.com — “Investor Relations” — “Governance.”

The Audit Committee held four meetings during the last fiscal year. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 4.

Compensation Committee

Our Compensation Committee reviews and recommends policy relating to compensation and benefits of our officers and directors, administers our stock option and benefit plans and reviews general policy relating to compensation and benefits. The current members of the Compensation Committee are Messrs. Adam J. Epstein, Richard L. Hunter, Russell J. Knittel and Ralph Schmitt. Each of the members of the Compensation Committee is independent for purposes of the Nasdaq Capital Market listing standards.

The Compensation Committee sets the salary and bonus earned by the Chief Executive Officer, reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, reviews and approves salary and bonus levels for other executive officers and approves stock option grants to executive officers, reviews and evaluates, at least annually, the performance of the Compensation Committee and its members and prepares the Compensation Committee report if required by any government agency. The Compensation Committee has adopted a written charter approved by the Board, which is available on OCZ’s website at http://www.ocztechnology.com — “Investor Relations” — “Governance.”

The Compensation Committee held three meeting during the last fiscal year. We engaged Compensia to review fiscal year 2012 compensation and make recommendations for fiscal year 2013.

Nominating and Governance Committee

The primary responsibilities of the Nominating and Governance Committee are to identify individuals qualified to become Board members, select, or recommend to the Board, director nominees for each election of directors, develop and recommend to the Board criteria for selecting qualified director candidates, consider committee member qualifications, appointment and removal, recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to us, and provide oversight in the evaluation of the Board and each committee. The current members of the Nominating and Governance Committee are Messrs. Adam J. Epstein, Richard L. Hunter, Russell J. Knittel and Ralph Schmitt. Each of the members of the Nominating and Governance Committee is independent for purposes of the Nasdaq Capital Market listing standards.

The Nominating and Governance Committee considers qualified candidates for appointment and nomination for election to the board of directors and makes recommendations concerning such candidates, determines criteria for selecting new directors, considers any nominations of director candidates validly made by our stockholders, reviews and makes recommendations to the Board concerning Board and committee compensation, develops corporate governance principles for recommendation to the Board, in consultation with the Audit Committee, considers and presents to the Board for adoption a Code of Conduct and Business Ethics applicable to all employees, officers and directors, reviews, at least annually our compliance with The Nasdaq Capital Market corporate governance listing requirements, assists the Board in developing criteria for the evaluation of Board and committee performance, evaluates the committee’s own performance on an annual basis, if requested by the Board, assists the Board in its evaluation of the performance of the Board and each committee of the Board, reviews and recommends to the Board changes to our bylaws, as needed and develops orientation materials for new directors and corporate governance related continuing education for all Board members. The Nominating and Governance Committee has adopted a written charter approved by the Board, which is available on OCZ’s website at http://www.ocztechnology.com — “Investor Relations” — “Governance.”

The Nominating and Governance Committee did not hold a meeting during the last fiscal year.

Stockholder-Recommended Nominees

The Nominating and Governance Committee considers recommendations for director nominees that are properly submitted by stockholders. The Nominating and Governance Committee evaluates each director nominee and reviews the qualifications and attributes of each such director nominee. In order to be properly submitted, recommendations of director nominees must be timely sent to the Company’s principal executive offices located at 6373 San Ignacio Avenue, San Jose, CA 95119. The recommendation must include the following written materials: (i) the name and address, as they appear on the Company’s books, of the stockholder who intends to make the nomination and the names and addresses of the beneficial owners, if any, on whose behalf the nomination is being made and of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) the following information regarding the ownership interests of the stockholder or such other beneficial owner, which shall be supplemented in writing by the stockholder not later than 10 days after the record date for the meeting to disclose such interests as of the record date: (A) the class and number of shares of the Company that are owned beneficially and of record by the stockholder and such other beneficial owner; (B) any derivative instrument directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company; (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company; (D) any short interest in any security of the Company; (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company; (F) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household, (iv) a description of all arrangements or understandings between the stockholder or such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and such other beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (vi) such other information regarding each nominee proposed by such stockholder as would be required to be included in a Proxy Statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board, and (vii) the consent of each nominee to serve as a director of the Company if so elected.

If the director nominee is intended to be considered by the Nominating and Governance Committee for recommendation to the Board for the slate of directors to be voted on at the Company’s annual meeting of stockholders, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in the Company’s Proxy Statement for the subject annual meeting and such submission must also comply with the provisions for stockholder proposals set forth in the Company’s Bylaws.

Other Factors for Potential Consideration

In connection with its evaluation of prospective director nominees, the Nominating and Governance Committee also considers whether the prospective director nominee (i) promotes a diversity of business experience, skill and background; (ii) possesses the requisite education, training and experience to qualify as “financially literate” or as an “audit committee financial expert” under applicable SEC and stock exchange rules; and (iii) complements or adds to the Board’s existing strengths.

Code of Ethics and Corporate Governance Materials

The Board has adopted a Code of Conduct and Business Ethics that applies to all of our employees, officers and directors. The Code of Conduct and Business Ethics can be found on OCZ’s website at http://www.ocztechnology.com — “Investor Relations” — “Governance.”

Board Leadership Structure and Board’s Role in Risk Oversight

Currently, Mr. Ryan M. Petersen serves both as our Chief Executive Officer and Chairman of the Board. The Board believes that Mr. Petersen’s service as both Chairman of the Board and Chief Executive Officer is in the best interests of the Company and its stockholders because Mr. Petersen possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most important matters. The combined positions help to provide a unified leadership and direction for OCZ, enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and suppliers. We believe that our current leadership structure enhances Mr. Petersen’s ability to provide insight and direction on important strategic initiatives simultaneously to both management and the independent directors.

When the Chairman is an affiliated director or a member of Company management, or when the independent directors determine that it is in the best interests of the Company, the independent directors may appoint from among themselves a Lead Independent Director. Adam Epstein has served as the Lead Independent Director since March 2012. The Lead Independent Director coordinates the activities of the independent directors, coordinates with the Chief Executive Officer and corporate secretary to set the agenda for Board meetings, chairs executive sessions of the independent directors, and performs other duties assigned from time to time by the Board.

We face a number of risks, including strategic, financial, business and legal. Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management process designed and implemented by management is appropriate and functioning as designed.

Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. Our Board meets with our Chief Executive Officer and other senior management at our regularly scheduled Board meetings to discuss strategy and risks facing our Company. Periodically, senior management delivers presentations to our Board or a Board committee regarding strategic matters and matters involving material risk.

While our Board is ultimately responsible for risk oversight, our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. The Audit Committee discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposure. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, and corporate governance. While our Board committees are responsible for assisting the Board in evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through management and committee reports about such risks and steps taken to manage and mitigate them.

Stockholder Communication with the Board

Stockholders may communicate with OCZ’s Board through OCZ’s Corporate Secretary by writing to the following address:

Board of Directors

c/o Corporate Secretary

OCZ Technology Group, Inc.

6373 San Ignacio Avenue

San Jose, CA 95119

OCZ’s Corporate Secretary will forward all correspondence to the Board, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. OCZ’s Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within OCZ for review and possible response.

Director Attendance at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend our annual meetings. All of our directors attended our 2011 annual meeting.

Compensation Committee Interlocks and Insider Participation

Currently, no member of our Compensation Committee is or has been a current or former officer or employee of ours or had any related person transaction involving us. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers serviced as a director or member of our Compensation Committee during the fiscal year ended February 29, 2012.

PROPOSAL NO. 2

APPROVAL OF OCZ’S 2012 EQUITY COMPENSATION PLAN

At the 2012 Annual Meeting, stockholders will be asked to approve the OCZ 2012 Equity Compensation Plan (referred to in this Proposal as the “2012 Plan”). A copy of the 2012 Plan is attached as EXHIBIT A.

Why you should vote “For” the 2012 Plan

On June 24, 2012, the Board of Directors approved, subject to stockholder approval, the 2012 Plan.

OCZ currently has one equity compensation plan in effect: the 2004 Stock Incentive Plan (referred to in this Proposal as the “2004 Plan”), which was adopted by the Board of Directors and approved by the stockholders on December 21, 2004, with the amended 2004 Plan last approved by stockholders on September 27, 2011.

The 2012 Plan was adopted by the Board of Directors to increase the number of shares of OCZ’s common stock available as equity or equity-based compensation to our employees, directors and other persons providing services to OCZ and its affiliates, to broaden the types of awards available for issuance (as compared to the 2004 Plan) and to enable OCZ to respond to market trends and to tailor incentives to its business goals. In particular, the 2012 Plan authorizes the grant of stock options (both incentive stock options and non-qualified stock options), stock appreciation rights (SARs), and full value awards (as discussed in greater detail below). Accordingly, the purpose of the 2012 Plan is to attract and retain employees and other persons providing services to OCZ and its affiliates, to retain as outside directors the highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of OCZ depends; to motivate participants in the 2012 Plan, by means of appropriate incentives, to achieve long-range goals; to provide incentive compensation opportunities that are competitive with those of other companies; and to further align participants’ interests with those of OCZ’s other stockholders through compensation that is based on the value of OCZ’s common stock, and thereby to promoting the long-term financial interest of OCZ and its affiliates, including the growth in value of OCZ’s equity and enhancement of long-term stockholder return.

If the 2012 Plan is approved by the stockholders, no further grants will be made under the 2004 Plan. Any grants made under the 2004 Plan shall continue to be subject to the terms and conditions of the 2004 Plan. The aggregate number of shares of OCZ’s common stock available for issuance (and not subject to outstanding awards) under the 2004 Plan as of the date on which the 2012 Plan is approved by OCZ’s stockholders will be available for the 2012 Plan.

The Compensation Committee anticipates that, if the 2012 Plan is approved by the stockholders, grants may be made to employees in the form of a mix of (1) non-qualified stock options and (2) restricted stock units. Previously, non-qualified stock options have been the primary form of equity compensation used by OCZ. In reconsidering the previous approach and designing a new approach to equity compensation, the Compensation Committee received input from its independent compensation consultant with regard to competitive market practices and exercised its business judgment.

The 2012 Plan includes provisions regarding the grant of awards that vest based upon the achievement of performance goals established by the Committee (as such term is defined below under the heading Administration of the 2012 Plan) and, like the 2004 Plan, is designed so that awards can be exempted from the limitations on tax deductibility imposed by Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

The maximum number of shares of common stock issuable under the 2004 plan is 12,232,873 shares. As of May 31, 2012 the Company had a total of 7,844,906 options outstanding at an average price of $6.25 with a weighted average remaining life of 8.83 years, and only 1,822,461 shares remained available for future grant under the 2004 plan, a number that the Board of Directors believes to be insufficient to meet OCZ’s anticipated needs. As of May 31, 2012 there were no full value awards outstanding. Therefore, the Board of Directors has unanimously adopted, subject to stockholder approval, to authorize shares available for issuance under the 2012 Plan (a) 5,200,000 shares of common stock, $.01 par value of OCZ (“Stock”) plus the number of shares of Stock authorized under the 2004 Plan. If calculated as of May 31, 2012, the number of shares of Stock available for issuance under the 2012 Plan would be 5,200,000 plus 1,822,461 shares authorized under the 2004 Plan as of that date that are not subject to outstanding awards. Upon approval of the 2012 Plan, no further grants of awards will be made under the 2004 Plan.

We believe the increase in the number of shares is reasonable in light of the recent growth of OCZ. Since our last stockholders meeting we acquired the UK Design Team of PLX Technology, Inc., a developer of system-on-chip solutions, and Sanrad Inc., a privately-held provider of flash caching and virtualization software and hardware. As a result of which we granted an aggregate of 699,000 shares to former PLX Technology and Sanrad employees. These grants were not anticipated during our last Stockholder Meeting. In addition, in the past year we have hired approximately 235 new employees, which were more than anticipated due to business growth in excess of our projections. Although we believe this growth has had a positive impact on our efforts to create stockholder value, it has resulted in the share reserves under the 2004 Plan depleting more quickly than we had originally anticipated. We operate in a very competitive high-technology market and we anticipate that we will need to continue to offer competitive equity incentive compensation to attract highly qualified employees to support the growth of our business.

We believe that equity incentive compensation is a critical component to our compensation practices and allows us to incent our employees and more closely align their efforts with the creation of long-term stockholder value. Equity compensation fosters an ownership culture in which employees think and act like stockholders. In order to continue with our equity compensation practices and for the other reasons set forth above, we feel it is important for stockholders to approve the 2012 Plan.

Summary of the 2012 Plan

This summary is qualified in its entirety by the full text of the 2012 Plan, a copy of which is attached hereto as Exhibit A to this Proxy Statement. If the 2012 Plan is not approved by the stockholders, the 2004 Plan will continue in existence in its current state and the Board of Directors will be forced to consider other alternatives to continue to attract, motivate and retain employees and other persons providing services to OCZ and its affiliates. Stockholder approval is also required in order to allow OCZ to grant equity incentives which are “performance-based” for purposes of section 162(m) of the Code.

Persons Eligible for Grants. Awards under the 2012 Plan may be granted to any officer, director or other employee of OCZ or a Related Company, consultants, independent contractors or agents of OCZ or a Related Company, and persons who are expected to become officers, employees, directors, consultants, independent contractors or agents of OCZ or a Related Company (but grants can be made effective no earlier than the date on which a person begins to provide services to OCZ or a Related Company), including, in each case, directors who are not employees of OCZ or a Related Company. A “Related Company” is a corporation, partnership, joint venture or other entity during any period that a controlling interest in the entity is owned or controlled by OCZ (including a successor to OCZ) and any other entity in which OCZ has a significant interest as determined by the committee that administers the 2012 Plan.

Shares Available Under the 2012 Plan. The shares of Stock with respect to which awards may be made under the 2012 Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by OCZ as treasury shares, including shares purchased in the open market or in private transactions. The number of shares of Stock which may be issued with respect to awards under the 2012 Plan shall be equal to 5,200,000 plus the aggregate number of shares of Stock available for issuance (and not subject to outstanding awards) under the 2004 Plan. Any shares of Stock subject to an award under the 2012 Plan which for any reason is forfeited, expires or is terminated without issuance of shares of Stock (including shares that are attributable to awards that are settled in cash) shall thereafter be available for further grants under the 2012 Plan.

Subject to the terms and conditions of the 2012 Plan, the maximum number of shares of Stock that may be delivered to participants and their beneficiaries with respect to incentive stock options (that is, options intended to satisfy the requirements of section 422 of the Code) shall not exceed 750,000 shares.

The maximum number of shares of Stock that may be covered by stock options or SARs granted to any one participant during any one calendar-year period shall be 750,000 shares. If an option is in tandem with an SAR, such that the exercise of the option or SAR with respect to a share of Stock cancels the tandem SAR or option right, respectively, with respect to such share, the tandem option and SAR rights with respect to each share of Stock shall be counted as covering only one share of Stock for purposes of applying the foregoing limitations.

For full value awards that are intended to be “performance-based compensation” for purposes of section 162(m) of the Code, no more than 300,000 shares of Stock may be delivered pursuant to such awards granted to any one participant during any one calendar-year period (regardless of whether settlement of the award is to occur prior to, at the time of, or after the time of vesting). If such an award is denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash and if delivery of Stock or cash is deferred until after the Stock has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Stock is earned shall be disregarded. The number of shares available for awards under the 2012 Plan, the number of shares subject to outstanding awards, the foregoing individual limits and other terms of awards are subject to adjustment, as determined by the Committee, in the event of a corporate transaction.

Administration of the 2012 Plan. The authority to control and manage the operation and administration of the 2012 Plan shall be vested in a committee (the “Committee”). So long as OCZ is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board of Directors and shall consist of not fewer than two members of the Board of Directors or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. Any award granted under the 2012 Plan which is intended to constitute performance-based compensation (including options and SARs) shall be granted by a Committee consisting solely of two or more “outside directors” within the meaning of section 162(m) of the Code and applicable regulations. Notwithstanding any other provision of the 2012 Plan to the contrary, with respect to any awards to non-employee directors, the Committee shall be the Board of Directors. If the Committee does not exist, or for any other reason determined by the Board of Directors, the Board of Directors may take any action under the 2012 Plan that would otherwise be the responsibility of the Committee. Subject to the provisions of the 2012 Plan, the Committee will have the authority and discretion to (i) select individuals who will receive awards under the 2012 Plan, (ii) determine the time or times of receipt of awards, (iii) determine the types of awards and the number of shares of Stock covered by the awards, (iv) establish the terms, conditions, performance targets, restrictions, and other provisions of awards, (v) modify the terms of, cancel or suspend awards, (vi) reissue or repurchase awards, and (vii) accelerate the exercisability or vesting of any award.

Types and Terms of Awards. The 2012 Plan authorizes the Committee to grant stock options (either incentive stock options or non-qualified stock options), SARs (settled in cash or shares of Stock), and full value awards including restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units and awards with respect to partnership interests which are convertible into, exchangeable for or redeemable in shares of Stock. The terms of awards, including vesting and expiration, will be generally be determined by the Committee at the time of grant. No award will expire after the 10th anniversary of the date on which it is granted and restrictions on vesting of full value awards apply depending on whether they are earned based on service or satisfaction of performance criteria. The 2012 Plan also provides that if a participant’s employment or service is terminated by OCZ (or a Related Company that is his employer) or OCZ’s successor for reasons other than cause (as defined in the 2012 Plan) within 24 months following a Change in Control (as defined in the 2012 Plan) or if the 2012 Plan is terminated by OCZ or its successor following a Change in Control without provision for the continuation of outstanding awards hereunder, all options, SARs and related awards which have not otherwise expired shall become immediately exercisable and all other awards shall become fully vested.

All awards are subject to applicable withholding taxes and transfer of awards is not allowed except in very limited circumstances. The Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the 2012 Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the 2012 Plan provided that the Committee may not exercise this discretion to increase the share limitations under the 2012 Plan or to otherwise change any provision of the 2012 Plan that would otherwise require the approval of the Company’s stockholders.

Amendment and Termination. The Board of Directors may, at any time, amend or terminate the 2012 Plan, and the Board of Directors or the Committee may amend any award agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any award granted under the 2012 Plan prior to the date such amendment is adopted by the Board of Directors (or the Committee, if applicable) (other than adjustments made in connection with corporate transactions). No amendment to the 2012 Plan can be made without stockholder approval if the amendment would (i) result in the repricing of or buyback of underwater options or SARs, (ii) increase the number of shares reserved for issuance under the 2012 Plan, or (iii) require stockholder approval in order to satisfy applicable legal or stock exchange requirements.

Performance-Based Compensation. To enable OCZ to grant “performance-based” compensation that is exempt from the $1 million limit on tax-deductible compensation contained in section 162(m) of the Code, certain provisions of the 2012 Plan must be approved by OCZ’s stockholders. Stockholder approval of the 2012 Plan will constitute approval for purposes of section 162(m) and will allow us to grant equity and equity-based compensation that is exempt from section 162(m). Under section 162(m), certain compensation, including compensation based on the attainment of performance goals, will not be subject to section 162(m) if certain requirements are met. Awards that are intended to be performance-based may be based on one or more of the following business criteria as established by the Committee (other than options and SARs which are intended to performance-based without regard to whether exercisability is based on any of the following):

(a) either GAAP or non-GAAP earnings including operating income, net operating income, same store net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items) or net earnings; (b) pre-tax income or after-tax income; (c) earnings per share (basic or diluted); (d) operating profit; (e) revenue, revenue growth or rate of revenue growth; (f) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity; (g) returns on sales or revenues; (h) operating expenses; (i) stock price appreciation; (j) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (k) implementation or completion of critical projects or processes; (l) economic value created; (m) cumulative earnings per share growth; (n) operating margin or profit margin; (o) stock price or total stockholder return; (p) cost targets, reductions and savings, productivity and efficiencies; (q) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and other legal matters, information technology, and goals relating to contributions, dispositions, acquisitions, development and development related activity, capital markets activity and credit ratings, joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, and other transactions, and budget comparisons; (r) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation and reorganization of joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, research or development collaborations, and the completion of other corporate transactions; (s) funds from operations (FFO) or funds available for distribution (FAD); (t) economic value added (or an equivalent metric); (u) stock price performance; (v) improvement in or attainment of expense levels or working capital levels; (w) operating portfolio metrics including leasing and tenant retention, or (x) any combination of, or a specified increase in, any of the foregoing.

Where applicable, a performance targets based on any of a particular criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of OCZ, a Related Company, or a division or strategic business unit of OCZ, or may be applied to the performance of the OCZ relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

Each of the foregoing performance criteria shall be determined in accordance with generally accepted accounting principles, if applicable, and shall be subject to certification by the Committee; provided that the Committee shall have the authority to exclude, impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring events, the cumulative effects of tax or accounting principles and identified in financial statements, notes to financial statements, management’s discussion and analysis or other SEC filings and items that many not be infrequent or unusual but which may have inconsistent effects on performance and which are in accordance with Regulation G issued under the Sarbanes-Oxley Act of 2002.

Tax Consequences. The discussion which follows is a summary, based on current law, of some significant U.S. federal income tax considerations relating to awards under the 2012 Plan. The following is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2012 Plan. The participant may also be subject to state and local taxes and employment taxes in connection with stock purchased under the 2012 Plan. The participant should consult with an individual tax advisor to determine the applicability of the tax aspects of 2012 Plan participation in the participant’s personal circumstances.

Non-qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of Stock acquired over the exercise price for those shares of Stock, and OCZ will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares of Stock will be treated as capital gains and losses, with the basis in such shares of Stock equal to the fair market value of the shares of Stock at the time of exercise.

The exercise of a non-qualified stock option through the delivery of previously acquired Stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares of Stock surrendered and the identical number of shares of Stock received under the option. That number of shares of Stock will take the same basis and, for capital gains purposes, the same holding period as the shares of Stock that are given up. The value of the shares of Stock received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of the exercise. The excess shares of Stock will have a new holding period for capital gain purposes and a basis equal to the value of such shares of Stock determined at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of OCZ or a corporate subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares of Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares of Stock acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares of Stock equal to the fair market value of the shares of Stock at the time of exercise.

If the participant does not sell or otherwise dispose of the shares of Stock within two years from the date of the grant of the incentive stock option or within one year after receiving the transfer of such shares of Stock, then, upon disposition of such shares of Stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and OCZ will not be entitled to any deduction for Federal income tax purposes. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to OCZ, at the time of the disposition of the shares of Stock, in an amount equal to the lesser of (a) the excess of the fair market value of the shares of Stock on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the shares of Stock over the exercise price. If the amount realized exceeds the value of the shares of Stock on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares of Stock.

The exercise of an incentive stock option through the exchange of previously acquired stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of a non-qualified stock option; that is, as a non-taxable, like-kind exchange as to the number of shares of Stock given up and the identical number of shares of Stock received under the option. That number of shares of Stock will take the same basis and, for capital gain purposes, the same holding period as the shares of Stock that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares of Stock to receive incentive stock option treatment. Common shares received in excess of the number of shares of Stock given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares of Stock received will have a basis equal to the amount of the cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares of Stock received from the exchange, it will be treated as a disqualifying disposition of the shares of Stock with the lowest basis.

If the exercise price of an incentive stock option is paid with shares of Stock acquired through a prior exercise of an incentive stock option, gain will be realized on the shares of Stock given up (and will be taxed as ordinary income) if those shares of Stock have not been held for the minimum incentive stock option holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares of Stock received.

SARs. A participant generally will not realize any taxable income upon the grant of a SAR. Upon the exercise of the SAR, the participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares of Stock received by the participant as a result of such exercise. OCZ will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant.

Full Value Awards. The federal income tax consequences of a full value award will depend on the type of award. The tax treatment of the grant of shares of Stock depends on whether the shares are subject to a substantial risk of forfeiture (determined under Code rules) at the time of the grant. If the shares are subject to a substantial risk of forfeiture, the participant will not recognize taxable income at the time of the grant and when the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture), the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time. If the shares are not subject to a substantial risk of forfeiture or if the participant elects to be taxed at the time of the grant of such shares under Section 83(b) of the Code, the participant will recognize taxable income at the time of the grant of shares in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the participant will be entitled to no deduction on account thereof. The participant’s tax basis in the shares is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

In the case of other full value awards, such as restricted stock units or performance stock units, the participant generally will not have taxable income upon the grant of the award provided that there are restrictions on such awards that constitute a substantial risk of forfeiture under applicable Code rules. Participants will generally recognize ordinary income when the restrictions on awards lapse, on the date of grant if there are no such restrictions or, in certain cases, when the award is settled. At that time, the participant will recognize taxable income equal to the cash or the then fair market value of the shares of Stock issuable in payment of such award, and such amount will be the tax basis for any shares received. In the case of an award which does not constitute property at the time of grant (such as an award of units), participants will generally recognize ordinary income when the award is paid or settled.

OCZ generally will be entitled to a tax deduction in the same amount, and at the same time, as the income is recognized by the participant.

Options Granted to Certain Persons

The aggregate numbers of shares of common stock subject to options granted to certain persons under the 2004 Plan since its inception are as follows: (i) Ryan M. Petersen, President and Chief Executive Officer, 414,000 shares; (ii) Arthur F. Knapp, Jr., Chief Financial Officer, 862,872 shares; (iii) Alex Mei, Chief Marketing Officer, 681,000 shares; (iv) Richard Singh, Chief Sales Officer, 724,000 shares, (v) all current executive officers as a group, an aggregate of 2,681,872 shares; (vi) all current directors who are not executive officers as a group, an aggregate of 787,842 shares that includes the nominees for election as a director Russell J. Knittel, 212,614 shares; and (viii) all employees, including current officers who are not executive officers, as a group, an aggregate of 9,286,600 shares. Since its inception, no options have been granted under the 2004 Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been granted five percent or more of the total amount of options granted under the 2004 Plan. The specific individuals who will be granted awards under the 2004 Plan and the type and amount of such awards will be determined by the Board of Directors or Committee from time to time.

Vote Required and Board Recommendation

Approval of this proposal require the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

THE BOARD BELIEVES THAT THE PROPOSED 2012 EQUITY COMPENSATION PLAN IS IN THE BEST INTERESTS OF OCZ AND ITS STOCKHOLDERS FOR THE REASONS STATED ABOVE. THEREFORE ARE NOT COUNTED OTHER THAN FOR QUORUM PURPOSES AND:

•	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2 TO APPROVE OF OCZ’S 2012 EQUITY COMPENSATION PLAN.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our executive officers whose compensation is reported in the compensation tables that appear later in this Proxy Statement (to whom we refer as our named executive officers), as such compensation is disclosed in this Proxy Statement in accordance with Item 402 of Regulation S-K (which is the Securities and Exchange Commission’s rule setting forth executive compensation disclosure requirements).

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” we strive to enhance long-term stockholder value by closely aligning our executive compensation philosophy and practices with the interests of our stockholders by rewarding achievement of specific annual, long-term, and strategic goals by our Company, focusing on revenue growth and profitability. Our executive compensation program is designed to attract, motivate, and retain talented executives who possess the skills required to formulate and drive our Company’s strategic direction and achieve annual and long-term performance goals necessary to create stockholder value. Our compensation practices, which balance long-term and short-term awards, are structured to pay for performance, to encourage business decision-making aligned with the long-term interests of our Company and to promote and to support the human resource requirements of our business. Please read the “Compensation Discussion and Analysis” discussion for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our named executive officers.

We believe that our executive compensation programs are structured in the best manner possible to support our Company and our business objectives. We are asking our stockholders to indicate their support for our named executive officer compensation as described on pages 22 — 31 of this Proxy Statement, which include the “Compensation Discussion and Analysis” section and the compensation tables and related narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the OCZ Technology Group named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in the OCZ Technology Group Proxy Statement is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on our Company, the Compensation Committee or the Board. However, the Board and the Compensation Committee value the opinions of our stockholders and will review the voting results. To the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee would evaluate whether any actions are necessary to address those concerns.

Because Proposal No. 3 is a non-binding, advisory vote, there is no specific approval requirement. However, the Board will consider that the stockholders have approved executive compensation on an advisory basis if this proposal receives the affirmative vote of a majority of the votes present (in person or by proxy) and entitled to vote on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF EXECUTIVE COMPENSATION.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Changes in Registrant’s Certifying Accountant. Effective April 5, 2010, our Audit Committee appointed Crowe Horwath LLP (“Crowe Horwath”), based in the United States, as our independent registered public accounting firm. Crowe Horwath replaced Horwath Clark Whitehill LLP (“Horwath Clark Whitehill”), based in the United Kingdom, as our auditors. Both Crowe Horwath and Horwath Clark Whitehill are members of Crowe Horwath International, an organization of independent accounting and management consulting firms.

The reports of Horwath Clark Whitehill on OCZ’s consolidated financial statements for each of the fiscal years ended February 28, 2009 and February 29, 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended February 28, 2009 and February 29, 2008 and the subsequent interim periods thereto, there were no disagreements with Horwath Clark Whitehill on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Horwath Clark Whitehill, would have caused Horwath Clark Whitehill to make reference to the subject matter of the disagreements in connection with its report for such fiscal years or interim periods; and there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended February 28, 2009 and February 29, 2008 and through the date hereof, neither we, and nor anyone acting on our behalf has consulted Crowe Horwath on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Crowe Horwath has acted in their capacity as independent auditors since their appointment in fiscal year ended February 28, 2010. Representatives of Crowe Horwath are expected to be present or available via teleconference at the annual meeting, with the opportunity to make a statement if the representatives desire to do so, and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed to us for the fiscal years ended February 29, 2012 and February 28, 2011 by Crowe Horwath LLP:

	Fiscal Year Ended
	February 29, 2012	February 28, 2011
Audit fees(1)	$239,500	$170,000
Audit related fees(2)	95,255	44,010
Tax fees(3)	—	—
All other fees(4)	—	15,000

	$334,755	$229,010

(1)	Audit Fees consist of fees for professional services rendered for the audit of our consolidated annual financial statements, internal control over financial reporting and the review of the interim consolidated financial statements included in quarterly reports and services that have been are normally provided by Crowe Horwath in connection with statutory and regulatory filings or engagements, and attest services.
(2)	Audit-Related Fees consist of fees for services associated with registration statements for the SEC, including but not limited to Form S-1 Form S-3 and Form 10.
(3)	Tax Fees consist of fees for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.
(4)	All Other Fees consist of fees for products and services other than the services reported above.

The Audit Committee has determined that all services performed by Crowe Horwath are compatible with maintaining the independence of Crowe Horwath. The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services provided by our independent auditors. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. All of the 2012 and 2011 services described above were pre-approved in accordance with these policies.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and voting at the annual meeting is required to approve the ratification of the selection of our independent auditors. Abstentions are not counted as votes cast and will have no effect on the vote on the proposal. Broker non-votes are not counted (other than for quorum purposes) and will have no effect on the vote on this proposal. If the stockholders do not approve the ratification of Crowe Horwath as our auditors, the Audit Committee will reconsider its selection.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2013.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed and reviewed with Crowe Horwath LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which include, among other items, matters related to the conduct of the audit of our financial statements. In addition, the Audit Committee has met with Crowe Horwath LLP, with and without management present, to discuss the overall scope of Crowe Horwath LLP’s audit, the results of its examinations, their respective evaluations of our internal controls and the overall quality of our financial reporting.

The Audit Committee has received from the auditors formal written statements and the letter describing all relationships between the auditors and OCZ that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, which relates to the auditors’ independence from OCZ and its related entities and discussed with the auditors any relationship that may impact their respective objectivity and independence.

Based on the review and discussions referred to above, the Audit Committee recommended to Board that OCZ’s audited financial statements be included in OCZ’s Annual Report on Form 10-K, for the fiscal year ended February 29, 2012.

Respectfully submitted by the members of the Audit Committee of the Board of Directors,

Russell J. Knittel (Chairman)

Adam J. Epstein

Richard L. Hunter

Ralph Schmitt

Pursuant to the Instruction to Item 407(d) of Regulation S-K, the foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that OCZ specifically incorporates such information by reference in such filing.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the proxy statement explains how the Compensation Committee of the Board of Directors oversees our compensation program for our executive officers. It will provide insight into:

•	The elements of the fiscal year 2012 compensation program and how they relate to each other

•	How we determined the amount of compensation for fiscal year 2012

Details of the compensation earned by our Chief Executive Officer, Chief Financial Officer, and the two other most highly compensated executives in fiscal year 2012 (collectively called the “named executive officers”) as presented in the tables beginning on Page 26.

Executive Summary

OCZ’s compensation program is structured to pay for performance and deliver rewards that encourage executives to think and act in the interests of our stockholders, both short- and long-term. The majority of total compensation for our executives comes in the form of variable cash and equity compensation. Variable cash is tied to the short-term performance of the company, and the value of equity is tied to the long-term performance of the company. We believe our compensation program holds our executives accountable for the financial and competitive performance of OCZ.

Fiscal year 2012 Compensation Decisions for the Chief Executive Officer:

•	Base pay was unchanged from fiscal year 2011

•	The Chief Executive Officer declined equity grants in fiscal year 2012 to conserve options available for grants to other employees

•	The bonus decision was based primarily on the following performance results from fiscal year 2012:

•	Revenue growth from $190.1M in fiscal year 2011 to $365.8M in fiscal year 2012

•	Gross Profit growth from 12.7% in fiscal year 2011 to 22.5% in fiscal year 2012

•	Improved Operating Income/Loss from ($8.9M) in fiscal year 2011 to ($3.3M) in fiscal year 2012

•	Year-on-Year Change in Chief Executive Officer bonus from fiscal year 2011 to fiscal year 2012 was 100% since this is the first year OCZ has paid a discretionary bonus to the Chief Executive Officer

The Committee’s strategy for setting cash and non-cash compensation is described in the table that follows immediately below. Its compensation decisions for the named executive officers for fiscal year 2012 are discussed on Pages 25-29. Benefit programs in which the executive officers participate are discussed on Pages 29-30. There are no perquisites offered to any employees of OCZ.

Detailed Discussion

The Compensation Committee of OCZ’s Board of Directors is responsible for setting the compensation of our senior executives. The compensation philosophy adopted by the Committee is:

•	To attract and retain superior talent

•	To provide incentives for outstanding performance

•	To align the interests of our employees with those of our stockholders

Since fiscal year 2012 was a year of transformation for OCZ, in which market conditions, growth, and profitability could change quickly, the Committee did not use preset formulas, thresholds, or multiples to determine compensation awards.

The primary elements of our executive compensation program are as follows:

•	Near-term compensation, paid in cash

•	Long-term compensation, awarded in equity

Near-Term Compensation

Element	Purpose	Strategy	Terms
Base Salary	Stable, least variable form of compensation	Pay slightly below market median in order to weight total compensation to the performance-based elements described below in this chart.	Paid twice monthly

Performance Bonus	To motivate executives and reward them according to both the company’s performance and the executive’s individual performance

Determined primarily on the basis of the company’s performance during the fiscal year on certain measures (i.e., revenue growth percent and gross margin) as compared to competitors and on our strategic progress in other significant areas (i.e., product development, acquisitions, and growth in key markets). These factors were chosen to reflect our near-term financial performance as well as our progress in building long-term stockholder value.

    The Committee aims to pay total cash compensation (base salary and bonus) appropriately above the median if company performance is above that of competitors, and pay total cash compensation appropriately below the median if company performance is below competitors.

    The Committee does not rely on formulas or performance targets or thresholds. Instead it uses its judgment based on its assessment of the factors described above.

Decided by the Committee and paid in a single payment after the performance fiscal year

Long-Term Compensation, Awarded in Equity

Element	Purpose	Strategy	Terms
Non-qualified stock options	Alignment with stockholders; long-term focus; retention	Grant of non-qualified stock options generally targeted at the median level of equity compensation awarded to executives in similar positions in our peer companies.	The terms and conditions of stock options and the Committee’s grant procedures are described on Pages 26, 27 and 29.

Our executive compensation program is designed to encourage executives to pursue strategies that serve the interests of the Company and stockholders. It is not designed to encourage excessive risk-taking by our executives, but instead is built on a base of sound corporate governance, including:

•	Executive officers are not guaranteed salary increases or bonus amounts

•	OCZ has never repriced stock options. We do not grant reload options. We grant equity compensation with double-trigger change-in-control terms.

•	Our named executive officers receive the same benefits as our other US-based employees.

•	We do not provide perquisites to executives.

•	OCZ does not provide a pension program to executives. OCZ offers a 401(k) plan to all US-based employees. The plan currently has no company match.

The Peer Group — Fiscal Year 2012 External Competitive Considerations

The Compensation Committee considers the market level of compensation when setting the salary, bonuses, and equity compensation of the executive officers. The Committee targets base salary slightly below the market median in order to weight total compensation to performance-based elements. To estimate the market level of pay, the Committee uses information provided by Compensia (an independent compensation consultant), ISS, and the Radford survey about compensation paid to executives in similar positions at a peer group of companies.

The peer group includes companies that are recommended by ISS, are US-based, engage in high technology business (i.e., computer storage and peripherals, semiconductors, computer hardware, and communications equipment), have executive positions comparable in complexity to those of OCZ, are direct competitors of OCZ, and/or use forms of executive compensation comparable to OCZ. Shown in the table below is the peer group used for comparison when making compensation decisions for fiscal year 2012 (base salary, equity compensation and bonus).

The table compares the group to OCZ in terms of revenue and market capitalization for the last four quarters as of February 2012.

Company	Revenue ($000)*		Revenue Percent	Market Cap ($000)	As Multiple of Revenue
3D Systems	$212		47%	$1,051	5.0X
Cirrus Logic	$408		20%	$1,354	3.3X
Cray	$364		93%	$175	.5X
Datalink	$356		40%	$287	.8X
Dot Hill Systems	$216		-14%	$87	.4X
Electronics for Imaging	$574		21%	$782	1.4X
Emulex	$483		14%	$934	1.9X
Fusion-io	$298		260%	$2,073	7.0X
Integrated Device Technology	$555		-8%	$952	1.7X
Intevac	$83		-59%	$209	2.5X
Micrel	$259		-13%	$692	2.7X
Novatel Wireless	$412		34%	$110	.3X
Rambus	$312		-3%	$861	2.8X
STEC	$344		18%	$489	1.4X
Stratasys	$156		28%	$794	5.1X
Super Micro Computer	$992		18%	$697	.7X
TriQuint Semiconductor	$896		2%	$1,026	1.1X

75th Percentile	$483		34%	$952	2.8X
50th Percentile	$390		21%	$834	2.3X
25th Percentile	$259		-3%	$287	.8X

OCZ Technology	$366	**	92%	$476	1.5X
Percentile Rank	44%		93%	31%	45%

*	Trailing four-quarter revenue as reported by S&P Research Insight as of 2/21/12.
**	Trailing four-quarter revenue as of the fiscal year end on February 29, 2012.

Analysis of Compensation Decisions for Fiscal Year 2012

Total Compensation: Before finalizing the compensation of the executive officers, the Committee reviewed all elements of compensation. This information included total cash compensation (salary and potential bonus) and the grant date Black-Scholes value of equity compensation. The review enabled the Committee to see how various compensation elements relate to one another and what impact its decisions would have on the total earnings opportunity of the executives. In assessing the information, the Committee generally targeted slightly below the median of total compensation reported by its peer companies. However, it did not use a formula to allocate compensation to the various elements. Instead, it used its judgment in assessing whether the total was consistent with the objectives of the program. Based on this review, the Committee determined that the level of compensation was appropriate.

Base Salary: The Committee set the fiscal year 2012 rate of base salary for the named executive officers as follows:

Named Executive Officer	Position	Fiscal Year 2012 Annual Base	% Change From Fiscal Year 2011 Annual Base
Ryan M. Petersen	President & Chief Executive Officer	$415,000	0%
Arthur F. Knapp, Jr.	Chief Financial Officer	$275,000	0%
Alex Mei	Chief Marketing Officer & EVP	$275,000	0%
Richard Singh	Chief Sales Officer	$170,000	0%

The Committee set the fiscal year 2012 annual base salary for each of the named executive officers in February of 2011. Although the Committee recognized that the base salaries for the named executive officers generally remained well below the median salaries of their peer companies, the decision was made to keep salaries at the fiscal year 2011 level in order to conserve cash to reinvest in the business as part of the long-term company strategy. The salary differences between the named executive officers were driven primarily by the market rate of pay for each officer, and not the application of a formula designed to maintain a differential between the officers.

Long-Term Incentive Compensation / Equity: In fiscal year 2012, the Committee did not award equity to each of the named executive officers because non-qualified Option grants had been made near the end of fiscal year 2011 (February 4, 2011). The table below is provided to assist the reader in comparing the grants that have been made in prior years.

Name	Fiscal Year	Stock Options (In non-qualified Shares)	Option Exercise Price
Ryan M. Petersen	2010	0
	2011	0
	2012	0

Arthur F. Knapp, Jr.	2010	N/A
	2011	50,000	$2.830
	2011	200,000	$4.450
	2011	40,000	$8.100
	2012	0

Alex Mei	2010	72,000	$1.275
	2011	75,000	$8.100
	2012	0

Richard Singh	2010	N/A
	2011	100,000	$2.090
	2011	150,000	$4.450
	2012	0

The Compensation Committee does not apply a rigid formula in allocating stock options to executives as a group or to any particular executive. Instead, our Compensation Committee exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, the amount of stock-based equity compensation already held by the executive, the non-equity compensation received by the executive and the total number of options to be granted to all participants during the year.

The Compensation Committee typically makes annual grants of equity awards, if any, to our employees in connection with its annual review of our employees’ compensation and then throughout the year, for new hires, promotions or other changes that may warrant additional grants. The differences in the option grants between the named executive officers were primarily the result of differences in the applicable estimated market level of equity compensation for their positions, and not the application of any formula designed to maintain differentials between officers.

Variable Pay / Bonuses: In April 2012, the Committee set the fiscal year 2012 bonus compensation for executive officers based on its assessment of fiscal year 2012 performance. In setting the bonuses, the Committee used the following performance measures to assess the Company:

•	The one-year performance of OCZ as compared with our peer companies

•	Revenue Growth

•	Improved Gross Profit

•	Improved Operating Income/Loss

•	Successful completions of mergers and acquisitions (Indilinx, PLX UK Design Center, and Sanrad, Ltd.)

•	Strategic progress of the Company in our key markets with our core products and technologies, as well as the strength of our relationships with key customers.

In assessing performance, the Committee did not use formulas, thresholds or multiples. Because market conditions can quickly change in our industry, thresholds established at the beginning of a year could prove irrelevant by year-end. The Committee believes its approach, which assesses the Company’s relative performance in hindsight after year-end gives it the insight to most effectively and critically judge results and encourages executives to pursue strategies that serve the long-term interests of the Company and its stockholders.

Assessment of Fiscal Year 2012 Performance

The Committee spent extensive time in March and April assessing OCZ’s results and strategic progress for fiscal year 2012. The Committee considered both quantitative and qualitative data, and it applied judgment in its assessment. Overall, the Committee determined that OCZ’s performance relative to its peers listed in the table above was excellent in revenue growth, that both gross margin and operating income/loss were improving as expected, that the acquisitions of Indilinx, PLX UK Design Center, and Sanrad, Ltd., had been successful, and that the strategic progress of the Company was moving ahead as planned.

The Committee set the named executive officers’ bonus to be commensurate with this performance, but generally below the median of the peer companies listed above. Before setting the bonuses for the named executive officers, the Committee considered the officers’ individual performance.

The performance of the Chief Executive Officer was judged according to the performance of the Company. For the other officers, the Committee considered the factors described below in assessing individual performance. In making this assessment, the Committee did not apply any formula or performance targets.

Mr. Knapp is the Chief Financial Officer. The Committee noted the financial management of the Company.

Mr. Mei is the Chief Marketing Officer. He is responsible for global marketing of the Company’s products and helping to drive revenue numbers. The Committee noted the revenue achievement of the Company.

Mr. Singh is the Chief Sales Officer. He is responsible for overall worldwide sales of the Company’s products and for achieving revenue numbers. The Committee noted the revenue achievement of the Company.

Results of the Compensation Decisions: Results of the compensation decisions made by the Committee relating to the named executive officers for fiscal year 2012 are summarized in the following table. This table is provided as a supplement to the Summary Compensation Table on Page 31 for investors who may find it useful to see the data presented in this form. Although the Committee does not target a specific level of total compensation, it considers information similar to that in the table to ensure that the sum of these elements is, in its judgment, in a reasonable range. The principal differences between this table and the summary compensation table are explained in footnote(1) following this table.

Name	Fiscal Year	Salary (Annual)	Bonus Paid		FMV Equity Compensation	Total
Mr. Petersen	2010	$325,000	$0		$0	$325,000
	2011	$415,000	$0		$0	$415,000
	2012	$415,000	$415,000		$0	$830,000

Mr. Knapp	2010	$180,000	$0		$0	$180,000
	2011	$275,000	$0		$507,116	$782,116
	2012	$275,000	$100,000		$0	$375,000

Mr. Mei	2010	$205,000	$0		$43,582	$248,582
	2011	$275,000	$0		$226,275	$501,275
	2012	$275,000	$160,000		$0	$435,000

Mr. Singh	2010	$0	$0		$0	$0
	2011	$170,000	$132,664		$327,806	$630,470
	2012	$170,000	$251,350	(2)	$0	$421,350

(1)	This table shows the annual rate of base salary as set by the Committee. In the summary compensation table, the “salary” column shows the actual salary paid in the year. Please see footnote 2 of the summary compensation table for information about how the grant date fair value was calculated.
(2)	Mr. Singh earned $156,422 in commission payments and $94,928 in bonus payments, for a total of $251,350 as shown in the table above.

The compensation decisions shown in the above table resulted in the following fiscal year 2012 compensation mix for the named executive officers:

Equity Grant Process

The Compensation Committee made grant decisions for fiscal year 2012 executive officers’ equity compensation at its February meeting in calendar year 2011. Since grants had been made later in the fiscal year 2011, the Committee determined that it was not appropriate to make additional grants for fiscal year 2012.

In general, the Committee will make grant decisions for the upcoming fiscal year shortly following the end of the fiscal year just completed. These grant decisions will be made as part of an overall compensation package in keeping with the compensation philosophy and market data that is publicly available from our peer companies, from ISS, and from executive compensation surveys for similarly sized and complex companies.

On occasion, the Committee may grant stock options to executives at times other than shortly following the end of the fiscal year. For example, it may do so in connection with job promotions or for purposes of retention. With respect to newly hired employees, our practice is typically to make stock grants at the first meeting of the Compensation Committee following such employee’s hire date.

We do not back-date options. We do not have any program, plan or practice to time stock option grants in coordination with the release of material non-public information or any particular event. We do not accelerate or delay the release of information due to plans for making equity grants. Grants are effective on the day of Committee action. The exercise price for stock options is the closing price of OCZ stock on the effective date of the grant.

Most Recent Stockholder Advisory Vote on Executive Compensation

In September of 2011, our stockholders cast an advisory vote on the Company’s executive compensation decisions and policies as disclosed in the proxy statement issued by the Company in August of 2011. Approximately 95 percent of the shares voted on the matter were cast in support of the compensation decisions and policies as disclosed. The Committee considered this result and determined that it was not necessary at this time to make any material changes to the Company’s compensation policies and practices in response to the advisory vote. Also in September 2011, our stockholders approved a yearly advisory vote on the frequency of advisory votes on executive compensation.

Benefits

OCZ named executive officers receive the same financial and health benefits as those received by other U.S.-based employees. These benefits include medical, dental, vision, disability, and life insurance. The Company also has a 401(k) plan, with no company match.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our Company. However, we do not have specific share retention and ownership guidelines for our executives. Short sales of OCZ stock by our executive officers are prohibited.

Severance and Change in Control Arrangements

Our 2004 Stock Incentive Plan, as amended (the “Stock Incentive Plan”) permits a potential acceleration of outstanding awards in the event that we undergo a change in control, as defined in such plan. Whether or not a particular option grant contains an acceleration provision is determined on a case-by-case basis. On September 27, 2011, the Board adopted the OCZ Severance Plan for Management and Key Employees. The purpose of the Severance Plan is to provide severance benefit to the Company’s Chief Executive Officer, certain vice president level employees, and other key employees in connection with a double trigger event resulting from a change in control.

See “Employment Agreements with Named Executive Officers” and “Severance Terms and Change of Control Provisions” below for a description of the severance and change in control arrangements we have with our named executive officers. The Compensation Committee believed that these arrangements were necessary to attract and retain our named executive officers. The terms of each arrangement were determined in negotiation with the applicable named executive officer in connection with his hiring and were not based on any set formula.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. While we consider the applicable accounting and tax treatment of alternative forms of equity compensation, these factors alone are not dispositive, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”) imposes a limit on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of our next three most highly compensated executive officers, unless specific and detailed criteria are satisfied. Performance-based compensation, as defined in the IRC, is fully deductible if the programs are approved by stockholders and meet other requirements. We believe that grants of equity awards under our existing stock plans qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such awards. In general, we have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Role of Executives in Executive Compensation Decisions

Our Compensation Committee generally seeks input from our Chief Executive Officer, Ryan M. Petersen, when discussing the performance of and compensation levels for executives other than himself. The Compensation Committee also works with Mr. Petersen and with our Chief Financial Officer and the Vice President of Human Resources in evaluating the financial, accounting, tax and retention implications of our various compensation programs. Neither Mr. Petersen nor any of our other executives participates in deliberations relating to his or her own compensation.

Summary Compensation Table

The following table summarizes the compensation paid to our named executive officers for services rendered in all capacities to us during the fiscal years ended February 28, 2010, February 28, 2011 and February 29, 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year Ended	Salary	Bonus(1)	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Ryan M. Petersen	Feb. 28, 2010	$325,000	$—	—	$—	—	$—	$325,000
Chief Executive Officer	Feb. 28, 2011	$415,000	$—	—	$—	—	$—	$415,000
	Feb. 29, 2012	$415,000	$415,000	—	$—	—	$—	$830,000
Arthur F. Knapp, Jr. (3)	Feb. 28, 2010	$92,542	$—	—	$—	—	$15,719	$108,321
Chief Financial Officer	Feb. 28, 2011	$228,494	$—	—	$507,116	—	$—	$735,610
	Feb. 29, 2012	$275,000	$100,000	—	$—	—	$—	$375,000
Alex Mei	Feb. 28, 2010	$205,000	$—	—	$43,582	—	$—	$248,582
Chief Marketing Officer	Feb. 28, 2011	$263,333	$—	—	$226,275	—	$—	$489,608
	Feb. 29, 2012	$275,000	$160,000	—	$—	—	$—	$435,000
Richard Singh (4)	Feb. 28, 2010	$—	$—	—	$—	—	$—	$—
Chief Sales Officer	Feb. 28, 2011	$113,333	$132,664	—	$327,806	—	$—	$573,803
	Feb. 29, 2012	$170,000	$251,350	—	$—	—	$—	$421,350

(1)	From time to time, the Board will review annual and quarterly results and, based on those results, will determine whether employees are entitled to receive bonuses.
(2)	Option award values reflect the grant date fair value of awards computed in accordance with stock-based accounting rules (FASB ASC topic 718). See Note 2 of the Notes to the Consolidated Financial Statements in OCZ’s Annual Report on Form 10-K for the Fiscal Year ended February 29, 2012 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.
(3)	Mr. Knapp resigned as our Chief Financial Officer in March 2009. From March 2009 to October 6, 2010, Mr. Knapp served as our Vice President of Finance. Mr. Knapp was compensated $76,875 as a consultant in fiscal year 2010. Effective October 6, 2010, Mr. Knapp was appointed Interim Chief Financial Officer and was subsequently appointed as our Chief Financial Officer in December 2010.
(4)	Mr. Singh was appointed as our Senior Vice President of Worldwide Sales effective July 1, 2010. In March 2011, Mr. Singh was appointed as our Chief Sales Officer. Included in Mr. Singh’s bonus is $113,914 for sales commissions for fiscal year 2011 and $156,422 for fiscal year 2012.

Outstanding Equity Awards for our fiscal year ended February 29, 2012

We have granted and plan to continue to grant options to purchase our common stock to executive officers, employees and other service providers. The following table provides information concerning options outstanding as the fiscal year ended February 29, 2012 to our named executive officers:

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Ryan M. Petersen	—	—	—	—	—
Chief Executive Officer

Arthur F. Knapp, Jr.	22,222	27,778	—	$2.83	10/6/2020
Chief Financial Officer	77,778	122,222		4.45	12/14/2020
	13,333	26,667		8.10	2/5/2021

Alex Mei	66,000	—	—	$3.00	6/14/2016
Chief Marketing Officer	132,000	—		8.275	6/1/2017
	16,500	14,000		1.275	9/17/2019
	25,000	50,000		8.10	2/5/2021

Richard Singh	9,083	60,417	—	$2.09	7/2/2020
Chief Sales Officer	58,333	91,667		4.45	12/14/2020

(1)	Unless otherwise noted, all option grants are immediately exercisable, subject to our right to repurchase shares upon termination of employment or other service which right lapses in accordance with the vesting schedule of the option.

Options Exercised and Stock Vested

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Alex Mei	60,000	446,785
Richard Singh	30,500	206,060

(1)	The value is equal to the fair market value of the stock less the price paid for each share of stock.

None of our named executive officers acquired any shares of common stock on vesting of restricted stock during our fiscal year ended February 29, 2012.

Pension Benefits

We currently do not sponsor any pension benefits plan.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We currently do not sponsor any nonqualified defined contribution or nonqualified deferred compensation plans.

Perquisites

We do not provide perquisites to executives.

Employment Agreements with Named Executive Officers

The following information summarizes the employment agreements for our named executive officers. We have entered into executive employment agreements with some of our named executive officers. The executive employment agreements contain the executive officers’ initial base salaries, which may have since been increased by the Board, bonus opportunities, certain stock option grants, and other employee benefits. Each of our executive officers is an at-will employee.

Employment Agreement with Alex Mei

Mr. Mei is subject to an executive employment agreement that provides for at-will employment. We have agreed to pay severance of three months of base salary if he is terminated without cause, provided that he signs a general release of all claims in our favor.

Employment Agreement with Richard Singh

Mr. Singh is subject to an executive employment agreement that provides for at-will employment. We have agreed to pay Mr. Singh severance of four months of base salary if he is terminated without cause, provided that he signs a general release of all claims in our favor.

Severance Terms and Change of Control Provisions

On September 27, 2011 the Board adopted the OCZ Severance Plan for Management and Key Employees (the “Severance Plan”). The purpose of the Severance Plan is to provide severance benefits to the Company’s Chief Executive Officer, certain vice president level employees and other key employees in connection with a change of control of the Company. The following summary describes the key provisions of the Severance Plan.

The Severance Plan provides that if during a Termination Period, the employment of a Participant who was a Participant at the Effective Date for such Termination Period is terminated by reason of a Qualifying Termination (as such terms are defined in the Severance Plan), the Participant will receive the following benefits:

If the Participant is the Chief Executive Officer of the Company,

(i)	A lump sum payment equal to 150% of the participant’s base salary and bonus;

(ii)	Continued coverage of the participant for an 18-month period under any and all medical, dental, vision, and disability insurance in which such participant was participating immediately prior to the Effective Date;

(iii)	An 18-month accelerated vesting and immediate exercisability of any outstanding stock options or restricted stock units held by the participant; and

(iv)	Immediate lapsing of all repurchase rights relative to shares held by the participant.

If the Participant is a vice president of the Company,

(i)	A lump sum payment equal to 100% of the participant’s base salary and bonus;

(ii)	Continued coverage of the participant for a 12-month period under any and all medical, dental, vision, and disability insurance in which such participant was participating immediately prior to the Effective Date;

(iii)	A 12-month accelerated vesting and immediate exercisability of any outstanding stock options or restricted stock units held by the participant; and

(iv)	Immediate lapsing of all repurchase rights relative to shares held by the participant.

If the Participant is a named key employee of the Company,

(i)	A lump sum payment equal to 50% of the participant’s base salary and bonus;

(ii)	Continued coverage of the participant for a 6-month period under any and all medical, dental, vision, and disability insurance in which such participant was participating immediately prior to the Effective Date;

(iii)	A 6-month accelerated vesting and immediate exercisability of any outstanding stock options or restricted stock units held by the participant; and

(iv)	Immediate lapsing of all repurchase rights relative to shares held by the participant.

The severance benefits payable under the Severance Plan are subject to the Participant’s compliance with certain confidentiality provisions. The foregoing description of the Severance Plan is only a summary and is qualified in its entirety by reference to the Severance Plan, a copy of which is included in the Form 8-K filed on September 30, 2011.

Estimated value of benefits, in thousands (1)	Petersen	Knapp	Mei	Singh
Base salary (2)	$712.5	$300.0	$350.0	$220.0
Bonus (3)	712.5	170.0	170.0	300.0
Accelerated vesting of stock options (4)	0	75.9	157.0	90.5
Health care benefits (5)	$28.1	$18.8	$18.8	$11.2

(1)	All amounts are estimated based on an assumed triggering date of May 31, 2012 and a per share price of $4.48, which was the closing sales price of our common stock on the NASDAQ Capital Market on May 31, 2012.
(2)	Represents 150% of Mr. Petersen’s base salary of $475,000, and 100% of Mr. Knapp’s base salary of $300,000, Mr. Mei’s base salary of $350,000, Mr. Singh’s base salary of $220,000 in effect as of March 1, 2012.
(3)	Represents 150% of Mr. Petersen’s annual target bonus and 100% of Messrs. Knapp, Mei, and Singh annual target bonus.
(4)	Represents the intrinsic value of the outstanding and unvested options that would vest within eighteen months for Mr. Petersen and twelve months for Messrs. Knapp, Mei, and Singh.
(5)	Continued coverage of Mr. Petersen for an eighteen month period and coverage of Messrs. Knapp, Mei, and Singh for a twelve month period under any and all medical, dental, vision, and disability insurance.

Definitions

“Cause” means (1) the willful and deliberate failure by a Participant to perform his or her duties and responsibilities (other than as a result of incapacity due to physical or mental illness) which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such failure, (2) willful misconduct by a Participant which is demonstrably injurious to the business or reputation of the Company, or (3) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude. The Company must notify such Participant that it believes “Cause” has occurred within ninety

(90) days of its knowledge of the event or condition constituting Cause or such event or condition shall not constitute Cause hereunder.

“Change of Control” means the occurrence of any one of the following events:

(i) Any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (a defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) During any period of two consecutive years (not including any period prior to the Effective Date) individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of the Company’s assets to an entity that is not wholly owned by the Company (a “Sale”), unless immediately following such Reorganization or Sale, more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of either (x) the surviving corporation or entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 50% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity, is represented by Company voting securities that were outstanding immediately prior to such Reorganization or Sale (or if applicable, is represented by shares into which such Company voting securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company voting securities among the holders thereof immediately prior to the Reorganization or Sale, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

“Good Reason” means the occurrence of any of the following which occurs upon or within 12 months following a Change of Control without the Participant’s express written consent: (i) a diminution of authority of more than two organizational levels as reflected by Participant’s reduced title with a corresponding material reduction in Participant’s annual rate of base salary, each from the authority and rate of base salary in effect immediately prior to the Effective Date, as such may be increased thereafter; or (ii) the relocation of the Participant’s principal location of work to a location that is in excess of 35 miles from such location immediately prior to the Effective Date. A Participant’s Date of Termination shall not be considered to be for Good Reason unless (A) within ninety days after the initial existence of the applicable event or condition that is purported to give rise to a basis for termination for Good Reason, the Participant provides written notice of the existence of such event or condition to the Company, (B) such event or condition is not cured within thirty days after the date of the written notice from the Participant to the Company, and (C) the Participant terminates employment no later than thirty days after the expiration of the applicable cure period.

“Qualifying Termination” means the termination of a Participant’s employment (i) by the Company other than for Cause or (ii) by a Participant for Good Reason, which termination occurs during a Termination Period.

“Termination Period” means, with respect to the occurrence of a Change of Control, the period of time beginning with the Effective Date and ending on the one-year anniversary of the Effective Date.

401(k) Defined Contribution Deferred Income Qualified Retirement Plan

We have a tax-qualified employee savings and retirement plan, or 401(k) plan which generally covers our employees. The plan is intended to qualify under Sections 401(a), 401(k) and 401(m) of the IRC so that contributions, and income earned thereon, are not taxable to employees until withdrawn from the plan. Under the plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($16,500 in calendar year 2011) and have the amount of the reduction contributed to the plan. The plan also permits, but does not require, us to make matching contributions and profit-sharing contributions to the plan on behalf of participants. In addition, eligible employees may elect to contribute an additional amount of their eligible compensation as a catch-up contribution to the 401(k) plan provided that such employees are age 50 or older ($5,500 in calendar year 2011). As a tax-qualified plan, we generally deduct contributions to the 401(k) plan when made, and such contributions are not taxable to participants until distributed from the plan. Pursuant to the terms of the plan, participants may direct the trustees to invest their accounts in selected investment options.

Director Compensation

Under our director compensation policy, we reimburse non-employee directors for reasonable expenses in connection with attendance at board and committee meetings. Director compensation is reviewed and benchmarked against comparable companies by our Compensation Committee. For fiscal year ending February 29, 2012, each of our nonemployee directors received: (i) $5,000 as a quarterly stipend; (ii) $1,000 per meeting of the Board if the director attends in person or $500 per meeting of the Board if the director attends via telephone; (iii) $5,000 annually if the director serves on the Audit Committee; (iv) $2,500 annually for each of the Board committees; and (v) $7,500 annually for being a chair of any of the Board committees.

The following table sets forth information concerning compensation paid or accrued for services rendered to us by our non-employee directors for the fiscal year ended February 29, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Adam J. Epstein (2)	54,500	—	43,773	—	—	—	98,273
Richard L. Hunter	54,000	—	—	—	—	—	54,000
Russell J. Knittel	50,250	—	—	—	—	—	50,250
Ralph H. Schmitt (3)	31,333	—	328,295				359,628

(1)	Option award values reflect the grant date fair value of awards computed in accordance with stock-based accounting rules (FASB ASC topic 718). See Note 2 of the Notes to the Consolidated Financial Statements in OCZ’s Annual Report on Form 10-K for the Fiscal Year ended February 29, 2012 for a discussion of valuation assumptions made in determining the grant date fair value and compensation expense of our stock options.
(2)	In April 2011, Adam Epstein received 10,000 options that are fully vested and were awarded in recognition of extra services provided in connection with the public offering which closed on April 13, 2011.
(3)	In April 2011, Ralph Schmitt joined the board and was granted 75,000 stock options that vest monthly in equal installments over a three year period, commencing April 26, 2011.

EQUITY COMPENSATION PLAN INFORMATION

In December 2004, our Board adopted and our stockholders approved a stock incentive plan with 1,800,000 shares of common stock authorized for issuance (the “2004 Stock Incentive Plan”). The shares subject to the 2004 Stock Incentive Plan were subsequently increased to 5,232,873. With the additional 2,500,000 shares approved by our stockholders in October 2010, and the additional 4,500,000 shares approved by our stockholders in September 2011, the shares subject to the 2004 Stock Incentive Plan increased to 12,232,873. The shares to be purchased are subject to forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. The purpose of the 2004 Stock Incentive Plan is to offer selected providers the opportunity to acquire equity in OCZ through awards of options over common stock (which may constitute incentive stock options (an “ISO”) or non-statutory stock options (an “NSO”)) and the award or sale of common stock. The options granted will expire in a term not to exceed 10 years.

If the 2012 Equity Compensation Plan is approved by the stockholders, no further grants will be made under the 2004 Stock Incentive Plan. Any grants made under the 2004 Stock Incentive Plan shall continue to be subject to the terms and conditions of the applicable 2004 Stock Incentive Plan. The aggregate number of shares of stock available for issuance (and not subject to outstanding awards) under the 2004 Stock Incentive Plan will be available for the 2012 Equity Compensation Plan.

The following table summarizes our equity compensation plans as of our fiscal year ended February 29, 2012:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	5,935,605	$5.83	3,756,006
Equity compensation plans not approved by security holders	—	—	—

Totals	5,935,605	$5.83	3,756,006

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in OCZ’s Annual Report on Form 10-K for the fiscal year ended February 29, 2012.

COMPENSATION COMMITTEE

Richard L. Hunter (Chairman)

Adam J. Epstein

Russell J. Knittel

Ralph Schmitt

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Since the beginning of fiscal year 2012, we have not participated in nor currently plan to participate in any transaction of a material amount in which any founder, officer, director, greater than 5% stockholder or other related person had or will have a direct or indirect material interest except those compensatory arrangements described elsewhere in this report.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

Review of Related Party Transactions

We have not adopted a written policy or procedure for the review, approval and ratification of related party transactions. However, our Audit Committee Charter requires the Audit Committee to review and approve any related party transaction to determine if such transaction presents any potential conflict of interest or any other improprieties. Further, it is our intention to ensure that all transactions between us and any of our officers, directors and principal stockholders and their affiliates are approved by a majority of our Board, including a majority of the disinterested members of our Board, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information as of June 14, 2012 as to the number of shares of our common stock beneficially owned by (i) each person we know to own beneficially more than 5% of our common stock, (ii) each person who is a director, (iii) the executive officers for whom information is included in the Summary Compensation Table and (iv) all persons as a group who are directors and executive officers and as to the percentage of outstanding shares held by these persons on that date. As of June 14, 2012, we had 67,333,823 shares of our common stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of our common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

Unless otherwise indicated, all persons named below can be reached at OCZ Technology Group, Inc., 6373 San Ignacio Avenue, San Jose, California 95119.

Name	Number of Shares (1)	Percent(2)
Ryan M. Petersen(3)	2,863,998	4.2%
Arthur F. Knapp(4)	748,117	1.1
Alex Mei(5)	507,500	*
Richard Singh(6)	431,500	*
Adam J. Epstein(7)	322,612	*
Richard L. Hunter(8)	222,614	*
Russell J. Knittel(9)	212,614	*
Ralph Schmitt(10)	115,000	*
Directors and executive officers as a group (8 persons)(11)	5,423,955	8.0%

*	Represents less than 1% of the issued and outstanding shares of our common stock as of June 14, 2012.
(1)	Under the rules of the SEC, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of their options. Except as otherwise noted, options granted under our Stock Incentive Plan are immediately exercisable, subject to our right to repurchase unvested shares upon termination of employment or other service at a price equal to the option exercise price.
(2)	Calculated on the basis of 67,333,823 shares of common stock outstanding as of June 14, 2012, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after the date of this filing are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.
(3)	All of the shares are held by the Petersen Family Trust. Mr. Petersen, as a trustee of this trust, has voting and dispositive power over these securities; however, in practice, the trustees have historically consulted with each other and voted, and made investment decisions with respect to, the shares held by the trust based on a majority vote of the trustees. Includes 414,000 stock options that were granted in April 2012, subject to immediately exercisable options, of which 34,500 shares will be vested within 60 days of June 14, 2012.
(4)	Includes 398,000 shares subject to immediately exercisable options, of which 170,667 shares will be vested within 60 days of June 14, 2012. In March 2012 Mr. Knapp was granted 108,000 stock options.
(5)	Includes 507,500 shares subject to immediately exercisable options, of which 268,000 shares will be vested within 60 days of June 14, 2012. In March 2012 Mr. Mei was granted 216,000 stock options.
(6)	Includes 431,500 shares subject to immediately exercisable options, of which 118,917 will be vested within 60 days of June 14, 2012. In March 2012 Mr. Singh was granted 216,000 stock options.
(7)	Includes (i) immediately exercisable warrants to purchase 16,666 shares of our common stock, and (ii) 247,614 shares subject to immediately exercisable options, of which 137,197 shares will be vested within 60 days of June 14, 2012. In March and April 2012 Mr. Epstein was granted a total of 65,000 stock options.
(8)	Includes 212,614 shares subject to immediately exercisable options, of which 124,593 shares will be vested within 60 days of June 14, 2012. In April 2012 Mr. Hunter was granted 40,000 stock options.
(9)	Includes 212,614 shares subject to immediately exercisable options, of which 115,426 shares will be vested within 60 days of June 14, 2012. In April 2012 Mr. Knittel was granted 40,000 stock options.
(10)	Includes 115,000 shares subject to immediately exercisable options, of which 34,583 shares will be vested within 60 days of June 14, 2012. In April 2012 Mr. Schmitt was granted 40,000 stock options.
(11)	See notes 3 through 10. Includes 1,003,883 shares subject to options and warrants that are currently exercisable or will become exercisable within 60 days of June 14, 2012 that are beneficially owned by current executive officers and directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in the fiscal year ended February 29, 2012.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2013 annual meeting, the proposal (in addition to compliance with applicable SEC rules) must be received at our principal executive offices, addressed to the Corporate Secretary, not later than February 28, 2013. Stockholder business, including nominations or proposals, not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not earlier than the close of business on April 15, 2013 nor later than the close of business on May 15, 2013.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board knows of no other business that will be conducted at the 2012 Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding OCZ stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and annual report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report or proxy statement mailed to you, please submit a request to our Corporate Secretary, or call our Investor Relations department at (408) 733-8400, and we will promptly send you what you have requested. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By order of the Board of Directors,

Arthur F. Knapp, Jr.

Corporate Secretary

June 28, 2012

EXHIBIT A

OCZ TECHNOLOGY GROUP, INC.

2012 EQUITY COMPENSATION PLAN

SECTION 1. PURPOSE.

OCZ Technology Group, Inc., a Delaware corporation (the Company”), has established the Plan to:

(a)	attract and retain employees and other persons providing services to the Company and the Related Companies;

(b)	attract and retain as Outside Directors the highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company depends;

(c)	motivate Participants, by means of appropriate incentives, to achieve long-range goals;

(d)	provide incentive compensation opportunities that are competitive with those of other corporations; and

(e)	further align Participants’ interests with those of the Company’s other stockholders through compensation that is based on the value of the Company’s common stock;

and thereby to promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.

SECTION 2. DEFINITIONS.

2.1	“Agreement” has the meaning set forth in subsection 8.8.

2.2	“Approval Date” means the date on which the Plan is approved by the Company’s stockholders.

2.3	“Award” means any award described in Section 6 or 7 of the Plan.

2.4	“Beneficiary” means the person or persons the Participant designates to receive the balance of his or her benefits under the Plan in the event the Participant’s Termination Date occurs on account of death. Any designation of a Beneficiary shall be in writing, signed by the Participant and filed with the Committee prior to the Participant’s death. A Beneficiary designation shall be effective when filed with the Committee in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance of the Participant’s benefits under the Plan shall be distributed to each such Beneficiary per capita. In the absence of a Beneficiary designation or if no Beneficiary survives the Participant, the Beneficiary shall be the Participant’s estate.

2.5	“Board” means the Board of Directors of the Company.

2.6	“Cause” shall mean (a) the willful and deliberate failure by a Participant to perform his or her duties and responsibilities (other than as a result of incapacity due to physical or mental illness) which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such failure, (b) willful misconduct by a Participant which is demonstrably injurious to the business or reputation of the Company, or (c) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude. The Company must notify such Participant that it believes “Cause” has occurred within ninety (90) days of its knowledge of the event or condition constituting Cause or such event or condition shall not constitute Cause hereunder.

2.7	“Change of Control” means the first to occur of any one of any of the following events:

(a)	Any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (a defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(b)	During any period of two consecutive years (not including any period prior to the Effective Date) individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)	The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of the Company’s assets to an entity that is not wholly owned by the Company (a “Sale”), unless immediately following such Reorganization or Sale, more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of either (x) the surviving corporation or entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 50% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity, is represented by Company voting securities that were outstanding immediately prior to such Reorganization or Sale (or if applicable, is represented by shares into which such Company voting securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company voting securities among the holders thereof immediately prior to the Reorganization or Sale, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

2.8	“Code” means the Internal Revenue Code of 1986, as amended.

2.9	“Committee” has the meaning set forth in subsection 3.1,

2.10	“Company” has the meaning set forth in Section 1.

2.11	“Disability” means, except as otherwise provided by the Committee, the Participant’s inability, by reason of a medically determinable physical or mental impairment, to engage in substantial gainful activity; provided, however, that in the case of an Outside Director, “Disability” means an injury or illness which, as determined by the Committee, renders the Participant unable to serve as a director of the Company.

2.12	“Effective Date” has the meaning set forth in subsection 8.1.

2.13	“Eligible Individual” means any officer, director or other employee of the Company or a Related Company, consultants, independent contractors or agents of the Company or a Related Company, and persons who are expected to become officers, employees, directors, consultants, independent contractors or agents of the Company or a Related Company (but effective no earlier than the date on which such Person begins to provide services to the Company or a Related Company), including, in each case, directors who are not employees of the Company or a Related Company.

2.14	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.15	“Exercise Price” has the meaning set forth in subsection 6.4.

2.16	“Expiration Date” has the meaning set forth in subsection 6.10.

2.17	“Fair Market Value” of a share of Stock means, as of any date, the value determined in accordance with the following rules:

(a)	If the Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share of Stock on such date on the principal exchange on which the Stock is then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

(b)	If the stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing average of the closing bid and asked price of a share of Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

(c)	If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

For purposes of determining the Fair Market Value of Stock that is sold pursuant to a cashless exercise program, Fair Market Value shall be the price at which such Stock is sold.

2.18	“Full Value Award” has the meaning set forth in subsection 7.1(a).

2.19	“Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422 of the Code.

2.20	“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.21	“Option” has the meaning set forth in subsection 6.1(a).

2.22	“Outside Director” means a director of the Company who is not an officer or employee of the Company or the Related Companies.

2.23	“Participant” shall have the meaning set forth in Section 4.

2.24	“Performance-Based Compensation” shall have the meaning set forth in subsection 7.3.

2.25

“Performance Criteria” means performance targets based on one or more of the following criteria (a) either GAAP or non-GAAP earnings including operating income, net operating income, same store net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items) or net earnings; (b) pre-tax income or after-tax income; (c) earnings per share (basic or diluted); (d) operating profit; (e) revenue, revenue growth or rate of revenue growth; (f) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity; (g) returns on sales or revenues; (h) operating expenses; (i) stock price appreciation; (j) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (k) implementation or completion of critical projects or processes; (l) economic value created; (m) cumulative earnings per share growth; (n) operating margin or profit margin; (o) stock price or total stockholder return; (p) cost targets, reductions and savings, productivity and efficiencies; (q) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and other legal matters, information technology, and goals relating to contributions, dispositions, acquisitions, development and development related activity, capital markets activity and credit ratings, joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, and other transactions, and budget comparisons; (r) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation and reorganization of joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, research or development collaborations, and the completion of other corporate transactions; (s) funds from operations (FFO) or funds available for distribution (FAD); (t) economic value added (or an equivalent metric); (u) stock price performance; (v) improvement in or attainment of expense levels or working capital levels; (w) operating portfolio metrics including leasing and tenant retention, or (x) any combination of, or a specified increase in, any of the foregoing. Where applicable, the performance targets may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Related Company, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing performance targets shall be determined in accordance with generally accepted accounting principles, if applicable, and shall be subject to certification by the Committee; provided that the Committee shall have the authority to exclude, impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring events, the cumulative effects of tax or accounting principles and identified in financial statements, notes to financial statements, management’s discussion and analysis or other SEC filings and items that many not be infrequent or unusual but which may have inconsistent effects on performance and which are in accordance with Regulation G issued under the Sarbanes-Oxley Act of 2002.

2.26	“Prior Plans” means the OCZ Technology Group, Inc. 2004 Stock Incentive Plan.

2.27	“Related Company” means any corporation, partnership, joint venture or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee.

2.28	“SAR” or “Stock Appreciation Right” has the meaning set forth in subsection 6.1(b).

2.29	“Stock” means the Company, Inc. common stock, $.01 par value.

2.30	“Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of section 424(f) of the Code.

2.31	“Substitute Award” means an Award granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Related Company or with which the Company or any Related Company combines. In no event shall the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award, would be prohibited under the Plan.

2.32	“Termination Date” means the date on which a Participant both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies (whether as a director or otherwise), regardless of the reason for the cessation; provided that a “Termination Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means date on which the Outside Director’s service as an Outside Director terminates for any reason.

SECTION 3. ADMINISTRATION.

3.1	Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the committee described in subsection 3.2 (the “Committee”) in accordance with this Section 3. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

3.2	Selection of Committee. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. Any Award granted under the Plan which is intended to constitute Performance-Based Compensation (including Options and SARs) shall be granted by a Committee consisting solely of two or more “outside directors” within the meaning of section 162(m) of the Code and applicable regulations. Notwithstanding any other provision of the Plan to the contrary, with respect to any Awards to Outside Directors, the Committee shall be the Board.

3.3	Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)	Subject to the provisions of the Plan (including subsection 6.8), the Committee will have the authority and discretion to (i) select Eligible Individuals who will receive Awards under the Plan, (ii) determine the time or times of receipt of Awards, (iii) determine the types of Awards and the number of shares of Stock covered by the Awards, (iv) establish the terms, conditions, performance targets, restrictions, and other provisions of Awards, (v) modify the terms of, cancel or suspend Awards, (vi) reissue or repurchase Awards, and (vii) accelerate the exercisability or vesting of any Award. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s present and potential contribution to the Company’s or a Related Company’s success and such other factors as the Committee deems relevant.

(b)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(c)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)	Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted, is expressly stated in the Agreement reflecting the Award and is permitted by applicable law).

Without limiting the generality of the foregoing, it is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Plan and Awards be administered in accordance with such requirements and the Committee shall have the authority to amend any outstanding Awards to conform to the requirements of section 409A.

3.4	Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange on which the Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

3.5	Information to be Furnished to Committee. The Company and the Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Company and the Related Companies as to an employee’s or Participant’s employment or provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee consider desirable to carry out the terms of the Plan.

3.6	Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 4. ELIGIBILITY.

For purposes of the Plan, a “Participant” is any person to whom an Award is granted under the Plan. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan and, subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies.

SECTION 5. STOCK SUBJECT TO PLAN; LIMITATIONS.

5.1	Shares and Other Amounts Subject to the Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)	The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)	Subject to the provisions of subsection 5.2, the number of shares of Stock which may be issued with respect to Awards under the Plan shall be equal to 5,200,000 plus the aggregate number of shares of Stock available for issuance (and not subject to outstanding awards) under the Prior Plans as of the Approval Date. Except as otherwise provided herein, any shares of Stock subject to an Award under the Plan which for any reason is forfeited, expires or is terminated without issuance of shares of Stock (including shares that are attributable to Awards that are settled in cash) shall thereafter be available for further grants under the Plan; provided, however, that the following shares of Stock may not again be made available for issuance as awards under the 2012 Plan: (i) shares of Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) shares of Stock used to pay the exercise price or withholding taxes related to an outstanding Option or SAR, or (iii) shares of Stock repurchased on the open market with the proceeds of the Option Exercise Price.

(c)	Substitute Awards shall not reduce the number of shares of Stock that may be issued under the Plan or that may be covered by Awards granted to any one Participant during any period pursuant to subsections 5.1(g) and 5.1(h).

(d)	Except as expressly provided by the terms of this Plan, the issue by the Company of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

(e)	To the extent provided by the Committee, any Award may be settled in cash rather than in Stock.

(f)	Subject to the terms and conditions of the Plan, the maximum number of shares of Stock that may be delivered to Participants and their Beneficiaries with respect to Incentive Stock Options under the Plan shall be 750,000 provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentive Stock Options, such rules shall apply to the limit on Incentive Stock Options granted under the Plan.

(g)	The maximum number of shares of Stock that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Section 6 (relating to Options and SARs) shall be 750,000 shares. For purposes of this subsection 5.1(g), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering only one share of Stock for purposes of applying the limitations of this subsection 5.1(g).

(h)	For Full Value Awards that are intended to be Performance-Based Compensation, no more than 300,000 shares of Stock may be delivered pursuant to such Awards granted to any one Participant during any one calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided that Awards described in this 5.1(h) shall be subject to the following:

(i)	If the Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash.

(ii)	If delivery of Stock or cash is deferred until after the Stock has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Stock is earned shall be disregarded.

5.2	Adjustments to Shares of Stock. In the event of a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, combination, or other corporate transaction that affects the Stock such that the Committee determines, in its sole discretion, that an adjustment is warranted in order to preserve the benefits or prevent the enlargement of benefits of Awards under the Plan, the Committee shall, in the manner it determines equitable in its sole discretion, (a) adjust the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described in subsection 5.1); (b) adjust the number and kind of shares subject to outstanding Awards; (c) adjust the Exercise Price of outstanding Options and SARs; and (d) make any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of Awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the shares of Stock subject to the Option or SAR at the time of the transaction over the exercise price).

5.3	Change in Control. In the event that (a) a Participant is employed or in service with the Company or a Related Company on the date of a Change in Control and the Participant’s employment or service, as applicable, is terminated by the Company or the successor to the Company (or a Related Company which is his or her employer) for reasons other than Cause within 24 months following the Change in Control, or (b) the Plan is terminated by the Company or its successor following a Change in Control without provision for the continuation of outstanding Awards hereunder, all Options, SARs and related Awards which have not otherwise expired shall become immediately exercisable and all other Awards shall become fully vested. For purposes of this subsection 5.3, a Participant’s employment or service shall be deemed to be terminated by the Company or the successor to the Company (or a Related Company) if the Participant terminates employment or service after (i) a substantial adverse alteration in the nature of the Participant’s status or responsibilities from those in effect immediately prior to the Change in Control, or (ii) a material reduction in the Participant’s annual base salary and target bonus, if any, or, in the case of a Participant who is an Outside Director, the Participant’s annual compensation, as in effect immediately prior to the Change in Control. If, upon a Change in Control, awards in other shares or securities are substituted for outstanding Awards pursuant to subsection 5.2, and immediately following the Change in Control the Participant becomes employed by (if the Participant was an employee immediately prior to the Change in Control) or a board member of (if the Participant was an Outside Director immediately prior to the Change in Control) the entity into which the Company merged, or the purchaser of substantially all of the assets of the Company, or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment or service for purposes of this subsection 5.3 until such time as the Participant terminates employment or service with the merged entity or purchaser (or successor), as applicable.

SECTION 6. OPTIONS AND STOCK APPRECIATION RIGHTS.

6.1	Definitions.

(a)	The grant of an “Option” under the Plan entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee at the time the Option is granted. Options granted under this Section 6 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee; provided, however, that Incentive Stock Options may only be granted to employees of the Company or a Subsidiary. An Option will be deemed to be a Non-Qualified Stock Option unless it is specifically designated by the Committee as an Incentive Stock Option.

(b)	A grant of a “Stock Appreciation Right” or “SAR” entitles the Participant to receive, in cash or shares of Stock (as determined in accordance with the terms of the Plan) value equal to the excess of: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee at the time of grant.

6.2	Eligibility. The Committee shall designate the Participants to whom Options or SARs are to be granted under this Section 6 and shall determine the number of shares of Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan. Without limiting the generality of the foregoing, the Committee may not grant dividend equivalents (current or deferred) with respect to any Option or SAR granted under the Plan.

6.3	Limits on Incentive Stock Options. If the Committee grants Incentive Stock Options, then to the extent that the aggregate fair market value of shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Subsidiaries of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required by section 422 of the Code. Any Option that is intended to constitute an Incentive Stock Option shall satisfy any other requirements of section 422 of the Code and, to the extent such Option does not satisfy such requirements, the Option shall be treated as a Non-Qualified Stock Option.

6.4	Exercise Price. The “Exercise Price” of an Option or SAR shall be established by the Committee at the time the Option or SAR is granted; provided, however, that in no event shall such price be less than 100% of the Fair Market Value of a share of Stock on such date (or, if greater, the par value of a share of Stock on such date).

6.5	Exercise/Vesting. Except as otherwise expressly provided in the Plan, an Option or SAR granted under the Plan shall be exercisable in accordance with the following:

(a)	The terms and conditions relating to exercise and vesting of an Option or SAR shall be established by the Committee to the extent not inconsistent with the Plan, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise or the achievement of Stock ownership guidelines by the Participant.

(b)	No Option or SAR may be exercised by a Participant prior to the date on which it is exercisable (or vested) or after the Expiration Date applicable thereto.

6.6	Payment of Exercise Price. The payment of the Exercise Price of an Option granted under this Section 6 shall be subject to the following:

(a)	Subject to the following provisions of this subsection 6.6, the full Exercise Price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise through the use of cash equivalents, payment may be made as soon as practicable after the exercise) and, as soon as practicable thereafter, a certificate representing the shares of Stock so purchased shall be delivered to the person entitled thereto or shares of Stock so purchased or such shares of Stock shall otherwise be registered in the name of the Participant on the records of the Company’s transfer agent and credited to the Participant’s account.

(b)	Subject to applicable law, the Exercise Price shall be payable in cash or cash equivalents, by tendering, by actual delivery or by attestation, shares of Stock valued at Fair Market Value as of the day of exercise or by a combination thereof; provided, however, that shares of Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances.

6.7

Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, conformity with the Company’s recoupment or clawback policies and such other factors as the Committee determines to be appropriate.

6.8	No Repricing. Except for either adjustments pursuant to subsection 5.2 (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. Except as approved by the Company’s stockholders, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Stock. In addition, no repricing of an Option or SAR shall be permitted without the approval of the Company’s stockholders if such approval is required under the rules of any stock exchange on which Stock is listed.

6.9	Tandem Grants of Options and SARs. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the corresponding tandem SAR or Option shall cancel the corresponding tandem SAR or Option with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, but in no event less than the Fair Market Value of a share of Stock at the time of such grant.

6.10	Expiration Date. The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant (as the same may be modified in accordance with the terms of the Plan); provided, however, that the Expiration Date with respect to any Option or SAR shall not be later than the earliest to occur of the ten-year anniversary of the date on which the Option or SAR is granted or the following dates, unless the following dates are determined otherwise by the Committee,

(a)	if the Participant’s Termination Date occurs by reason of death or Disability, the twelve month anniversary of the Termination Date; or

(b)	if the Participant’s Termination Date occurs for reasons other than death, Disability or Cause, the ninetieth day following the Termination Date.

In no event shall the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted (or such shorter period required by law or the rules of any stock exchange on which the Stock is listed).

SECTION 7. FULL VALUE AWARDS.

7.1	Definition. A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future (including restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units. Such grants may be subject to one or more of the following, as determined by the Committee:

(a)	The grant may be in consideration of a Participant’s previously performed services or surrender of other compensation that may be due.

(b)	The grant may be contingent on the achievement of performance or other objectives (including completion of service) during a specified period.

(c)	The grant may be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on performance-based awards that have not been earned based on the performance criteria established.

7.2	Special Vesting Rules. Except for (a) awards granted in lieu of other compensation and (b) grants that are a form of payment of earned performance awards or other incentive compensation, if (I) an employee’s right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Related Companies, without achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, then the required period of service for full vesting shall be not less than three years and (II) if an employee’s right to become vested in a Full Value Award is conditioned upon the achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, then the required vesting period shall be at least one year, subject, to the extent provided by the Committee, to pro rated vesting over the course of such three or one year period, as applicable, and to acceleration of vesting in the event of the Participant’s death, Disability, involuntary termination, or in connection with a Change in Control.

7.3	Performance-Based Compensation. The Committee may designate a Full Value Award granted to any Participant as “Performance-Based Compensation” within the meaning of section 162(m) of the Code and regulations thereunder. To the extent required by section 162(m) of the Code, any Full Value Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements shall apply:

(a)	The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under section 162(m) of the Code), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Criteria.

(b)	A Participant otherwise entitled to receive a Full Value Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection 7.3(b), such exercise of discretion may not result in an increase in the amount of the payment.

(c)	A Full Value Award designated as Performance-Based Compensation shall not vest prior to the first anniversary of the date on which it is granted (subject to acceleration of vesting, to the extent provided by the Committee, in the event of the Participant’s death, Disability or Change in Control).

Nothing in this Section 7 shall preclude the Committee from granting Full Value Awards under the Plan that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Full Value Awards by the Committee, the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation. To the extent that the provisions of this Section 7 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation.

SECTION 8. MISCELLANEOUS.

8.1

Effective Date, Approval Date and Effect on Prior Plans. The Plan will be effective as of the date it is adopted by the Board (the “Effective Date”); provided, however, that no Awards shall be granted under the

Plan prior to the Approval Date. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards granted under it are outstanding and not fully vested or paid, as applicable; provided, however, that no new Awards shall be made under the Plan on or after the tenth anniversary of the Effective Date. Upon the Approval Date, no further awards will be made under the Prior Plans. Any awards made under the Prior Plans prior to the Approval Date shall continue to be subject to the terms and conditions of the applicable Prior Plan. If the Approval Date does not occur, awards may continue to be made under the Prior Plans subject to the terms and conditions thereof.

8.2	Limit on Distribution. Distribution of Stock or other amounts under the Plan shall be subject to the following:

(a)	Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)	In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c)	To the extent that the Plan provides for issuance of certificates to reflect the transfer of Stock, the transfer of such Stock may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Stock is listed.

8.3	Liability for Cash Payments. Subject to the provisions of this Section 8, each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such payment is attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

8.4	Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of Stock which the Participant already owns or to which a Participant is otherwise entitled under the Plan; provided, however, previously-owned Stock that has been held by the Participant or Stock to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).

8.5	Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, unless otherwise provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder). To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 8.5, to the extent provided by the Committee, Awards may be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish. In no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under section 422 of the Code.

8.6	Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company or the Related Company, as applicable, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

8.7	Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

8.8	Agreement With the Company or Related Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company or the Related Company, as applicable (the “Agreement”), in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

8.9	Limitation of Implied Rights.

(a)	Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Related Company. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)	The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any employee the right to be retained in the employ or service of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and shares of Stock are registered in his name.

8.10	Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

8.11	Action by the Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors or governing body or by action of one or more members of the board or governing body (including a committee of the board or governing body) who are duly authorized to act for the board or, in the case of any Related Company which is a partnership, by action of its general partner or a person or persons authorized by the general partner, or (except to the extent prohibited by applicable law or the rules of any stock exchange on which the Stock is listed) by a duly authorized officer of the Company.

8.12	Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

8.13	Applicable Law. The provisions of the Plan shall be construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles.

8.14

Foreign Employees. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or a Related Company operates or has employees. The foregoing provisions of this subsection 8.14 shall not be applied to increase the share limitations of Section 5 or to otherwise change any provision of the Plan that would otherwise require the approval of the Company’s stockholders.

SECTION 9. AMENDMENT AND TERMINATION.

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected Beneficiary), adversely affect the rights of any Participant or Beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to subsection 5.2 shall not be subject to the foregoing limitations of this Section 9; and further provided that the provisions of subsection 6.8 (relating to Option and SAR repricing) cannot be amended unless the amendment is approved by the Company’s stockholders; and provided further that, no other amendment shall be made to the Plan without the approval of the Company’s stockholders if such approval is required by law or the rules of any stock exchange on which the Stock is listed. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Board shall have the authority to amend the Plan as it deems necessary to conform to section 409A. Notwithstanding the foregoing, the Company does not guarantee that Awards under the Plan will comply with section 409A and the Committee is under no obligation to make any changes to any Award to cause such compliance.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

To record the adoption of the Plan by the Board on June 24, 2012, effective on such date, the Company has caused its authorized officer to execute the same.

OCZ TECHNOLOGY GROUP, INC.

By	/s/ Ryan M. Petersen
Its Chief Executive Officer

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on August 13, 2012.
Vote by Internet
• Go to www.envisionreports.com/ocz
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — Our Board of Directors recommends a vote FOR the nominee listed and FOR Proposals 2, 3 and 4.

1. Election of Director:	For	Withhold	+
01 - Russell J. Knittel*	☐	☐

*	To be elected as a Class III director, to hold office for a three-year term and until his successor is elected and qualified.

	For	Against	Abstain		For	Against	Abstain
2. To approve our 2012 Equity Compensation Plan.	☐	☐	☐	3. To approve, on a non-binding, advisory basis, the compensation of our executive officers.	☐	☐	☐

4. To ratify the appointment of Crowe Horwath LLP as our independent auditors for the fiscal year ending February 28, 2013.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — OCZ Technology Group, Inc.

Notice of 2012 Annual Meeting of Stockholders

OCZ Technology Group, Inc.

6373 San Ignacio Avenue

San Jose, CA 95119

Proxy Solicited by Board of Directors for Annual Meeting – August 13, 2012

Arthur F. Knapp and Ryan Petersen, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned; with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of OCZ Technology Group, Inc. to be held at 6373 San Ignacio Avenue, San Jose, CA 95119 on August 13, 2012 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholders. If no such directions are indicated, the Proxies will have authority to vote FOR Items 1, 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — Our Board of Directors recommends a vote FOR the nominee listed and FOR Proposals 2, 3 and 4.

1.	Election of Director:	For	Withhold								+
	01 - Russell J. Knittel*	☐	☐

* To be elected as a Class III director, to hold office for a three-year term and until his successor is elected and qualified.

				For	Against	Abstain		For	Against	Abstain
2.	To approve our 2012 Equity Compensation Plan.			☐	☐	☐	3. To approve, on a non-binding, advisory basis, the compensation of our executive officers.	☐	☐	☐

4.	To ratify the appointment of Crowe Horwath LLP as our independent auditors for the fiscal year ending February 28, 2013.			☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — OCZ Technology Group, Inc.

Notice of 2012 Annual Meeting of Stockholders

OCZ Technology Group, Inc.

6373 San Ignacio Avenue

San Jose, CA 95119

Proxy Solicited by Board of Directors for Annual Meeting – August 13, 2012

Arthur F. Knapp and Ryan Petersen, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned; with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of OCZ Technology Group, Inc. to be held at 6373 San Ignacio Avenue, San Jose, CA 95119 on August 13, 2012 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholders. If no such directions are indicated, the Proxies will have authority to vote FOR Items 1, 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)